This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS
1.1       Definitions.............................................................................................1
1.2       Certain Conventions and Understandings.................................................................17

                                   ARTICLE II

                        SALE OF APE COMMON STOCK; CLOSING

2.1      Purchase and Sale.......................................................................................18
2.2      Purchase Price Adjustment...............................................................................18
2.3      Closing.................................................................................................20

                                   ARTICLE III

                                    EARN-OUT
3.1      Earn-Out Payments.......................................................................................21
3.2      Rights to Receive Glenoit Common Stock..................................................................22
3.3      Registration of Common Stock............................................................................24
3.4      Delivery of Reports; Dispute Resolution.................................................................25
3.5      Payment.................................................................................................27
3.6      Operation of the Company................................................................................28

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                               THE SELLER PARTIES

4.1      Organization and Qualification..........................................................................29
4.2      Power and Authority.....................................................................................30
4.3      Capital Stock...........................................................................................31
4.4      Subsidiaries............................................................................................31
4.5      No Conflicts............................................................................................32
4.6      Governmental Approvals and Filings......................................................................33
4.7      Books and Records.......................................................................................33

                                        i


4.8      Financial Statements....................................................................................33
4.9      Absence of Changes......................................................................................33
4.10     No Undisclosed Liabilities..............................................................................35
4.11     Taxes...................................................................................................36
4.12     Legal Proceedings.......................................................................................38
4.13     Compliance with Laws and Orders.........................................................................39
4.14     Benefit Plans; ERISA....................................................................................39
4.15     Real Property...........................................................................................41
4.16     Tangible Personal Property. ............................................................................42
4.17     Intellectual Property Rights............................................................................42
4.18     Contracts...............................................................................................43
4.19     Permits.................................................................................................44
4.20     Insurance; No Casualty Events...........................................................................45
4.21     Affiliate Transactions..................................................................................45
4.22     Employees; Labor Relations..............................................................................46
4.23     Environmental Matters...................................................................................47
4.24     Business Relationships..................................................................................47
4.25     Swap Arrangements.......................................................................................47
4.26     Other Negotiations; Brokers.............................................................................47
4.27     Registration Rights.....................................................................................48
4.28     Exemption from Registration; Restrictions on Offer and Sale of Same or Similar
         Securities..............................................................................................48
4.29     Holding Company Act and Investment Company Act Status...................................................48
4.30     Transfer of Business....................................................................................48
4.31     Product Warranties......................................................................................49
4.32     Disclosure..............................................................................................49
4.33     Foreign Corrupt Practices Act...........................................................................49
4.34     RFICA...................................................................................................49



                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1      Organization; Qualification.............................................................................50
5.2      Power and Authority.....................................................................................50
5.3      No Conflicts............................................................................................50
5.4      Governmental Approvals and Filings......................................................................51
5.5      Purchase for Investment.................................................................................51
5.6      Brokers.................................................................................................51
5.7      Glenoit Common Stock....................................................................................51
5.8      Parents and Subsidiaries................................................................................51

                                       ii

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

6.1      Regulatory and Other Approvals..........................................................................52
6.2      Investigation by the Purchaser..........................................................................53
6.3      No Solicitations. ......................................................................................53
6.4      Conduct of Business.....................................................................................54
6.5      Notice and Cure.........................................................................................55
6.6      Fulfillment of Conditions...............................................................................57
6.7      Noncompetition..........................................................................................57
6.8      Termination of Certain Benefit Plans and Options........................................................58
6.9      D&O Insurance...........................................................................................58
6.10     Incentive Compensation Agreements.......................................................................59

                                   ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

7.1      Representations and Warranties..........................................................................59
7.2      Performance.............................................................................................59
7.3      Officer's Certificate...................................................................................59
7.4      Orders and Laws.........................................................................................60
7.5      Regulatory Consents and Approvals.......................................................................60
7.6      Third Party Consents; Termination of Contracts..........................................................60
7.7      Opinion of Counsel......................................................................................60
7.8      Good Standing Certificates..............................................................................60
7.9      Financing; Letters of Credit............................................................................61
7.10     No Adverse Change.......................................................................................61
7.11     Transaction Documents...................................................................................61
7.12     Resignations............................................................................................61
7.13     Proceedings.............................................................................................61

                                  ARTICLE VIII

                        CONDITIONS TO OBLIGATIONS OF THE
                                 SELLER PARTIES
8.1      Representations and Warranties..........................................................................62
8.2      Performance.............................................................................................62
8.3      Officer's Certificate...................................................................................62
8.4      Orders and Laws.........................................................................................62
8.5      Regulatory Consents and Approvals.......................................................................62

                                       iii


8.6      Third Party Consents; Termination of Contracts..........................................................62
8.7      Proceedings.............................................................................................63
8.8      Transaction Documents...................................................................................63
8.9      Opinion of Counsel......................................................................................63

                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS
9.1      Survival of Representations, Warranties, Covenants and Agreements.......................................63
9.2      Limited Representations and Warranties..................................................................64

                                    ARTICLE X

                                 INDEMNIFICATION
10.1     Indemnification by Seller Parties.......................................................................64
10.2     Indemnification by the Purchaser........................................................................66
10.3     Method of Asserting Claims..............................................................................66
10.4     Thresholds; Cap.........................................................................................68

                                   ARTICLE XI

                                   TAX MATTERS
11.1     Preparation and Filing of Tax Returns...................................................................68
11.2     Allocation of Tax Liability.............................................................................70
11.3     Allocation of Certain Taxes.............................................................................71
11.4     Section 338(g) and Section 338(h)(10) Elections.........................................................71
11.5     Carryovers, Refunds and Related Matters.................................................................73
11.6     Cooperation.............................................................................................74
11.7     Payment of Transfer Taxes and Fees......................................................................75
11.8     FIRPTA Certificates.....................................................................................75
11.9     Characterization of Payments............................................................................75
11.10    Cap.....................................................................................................75

                                   ARTICLE XII

                                   TERMINATION
12.1     Termination.............................................................................................75
12.2     Effect of Termination...................................................................................76

                                       iv

                                  ARTICLE XIII

                                  MISCELLANEOUS
13.1     Notices.................................................................................................77
13.2     Entire Agreement........................................................................................79
13.3     Fees and Expenses.......................................................................................79
13.4     Public Announcements....................................................................................79
13.5     Further Assurances......................................................................................79
13.6     Delaware Reincorporation................................................................................80
13.7     Waiver..................................................................................................80
13.8     Amendment...............................................................................................80
13.9     Third Party Beneficiaries...............................................................................80
13.10    No Assignment; Binding Effect...........................................................................80
13.11    Headings; Construction..................................................................................80
13.12    Invalid Provisions......................................................................................81
13.13    Governing Law...........................................................................................81
13.14    Counterparts............................................................................................81
13.15    Consent to Jurisdiction and Service of Process..........................................................81
13.16    Time of Essence.........................................................................................82
13.17    Limited Recourse........................................................................................82
13.18    Glenoit Guarantee.......................................................................................82


EXHIBITS

Exhibit A       Audited Financial Statements

Exhibit B       Form of the Employment Agreements for Steven Block, Jeffrey
                Block and Gregory Block

Exhibit C       Form of Initial Incentive Compensation Agreements

Exhibit D-1     Form of Opinion of Schottenstein, Zox & Dunn Co., L.P.A.

Exhibit D-2     Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit E       Form of Opinion of Morgan, Lewis & Bockius LLP

Exhibit F-1     Articles of Incorporation

Exhibit F-2     By-Laws

Exhibit G       Form of RFICA Waiver and Release Agreement

SCHEDULES

Schedule 1.1(a)               Accounting Policies
Schedule 1.1(b)               Initial Incentive Compensation Agreements
Schedule 1.1(c)               Certain Permitted Liens
Schedule 2.1(b)               Sellers' Bank Accounts
Schedule 4.1                  Organization and Qualification
Schedule 4.3(a)               Capital Stock
Schedule 4.4                  Subsidiaries
Schedule 4.5                  No Conflicts
Schedule 4.9                  Absence of Changes
Schedule 4.10                 Undisclosed Liabilities
Schedule 4.11                 Taxes
Schedule 4.12                 Legal Proceedings
Schedule 4.14                 Benefit Plans;  ERISA
Schedule 4.15(a)              Leased Real Property
Schedule 4.15(c)              Defaults Under Real Property Leases
Schedule 4.16                 Tangible Personal Property
Schedule 4.17                 Intellectual Property
Schedule 4.18(a)              Contracts
Schedule 4.18(b)              Defaults under Contracts
Schedule 4.18(c)              Materially Adverse Contracts
Schedule 4.19                 Permits
Schedule 4.20                 Insurance
Schedule 4.21                 Affiliate Transactions
Schedule 4.22                 Employees;  Labor Relations
Schedule 4.23                 Environmental Matters
Schedule 4.24                 Business Relationships
Schedule 4.26                 Brokers
Schedule 4.31                 Product Warranties
Schedule 5.3                  No Conflicts (Purchaser)
Schedule 5.8                  Subsidiaries of Glenoit
Schedule 6.4                  Conduct of the Business
Schedule 7.6                  Agreements to be Terminated at or Prior to Closing

                                                                  EXECUTION COPY


 -------------------------------------------------------------------------------







                            STOCK PURCHASE AGREEMENT

                           DATED AS OF OCTOBER 2, 1998


                                      AMONG


                              GLENOIT CORPORATION,

                       AMERICAN PACIFIC ENTERPRISES, INC.

                                       AND

                         THE OTHER PARTIES NAMED HEREIN





--------------------------------------------------------------------------------

                           STOCK PURCHASE AGREEMENT dated as of October 2, 1998,
among GLENOIT CORPORATION, a Delaware corporation (the "Purchaser"), AMERICAN PACIFIC ENTERPRISES, INC., an Ohio corporation ("APE"or the "Company"), STEVEN
J. BLOCK ("S. Block"), JEFFREY J. BLOCK ("J. Block"), GREGORY D. BLOCK ("G. Block"), THE JEFFREY AND KAREN BLOCK REVOCABLE TRUST, a trust governed by the laws of the State of California (the "J. Block Trust"), and THE BLOCK/LAUTENBACH REVOCABLE TRUST, a trust governed by the laws of the State of California (the "B/L Trust"; the J. Block Trust and the B/L Trust being hereinafter collectively referred to as the "Trusts").

                           WHEREAS, the Company is engaged, directly and
indirectly through its Subsidiaries, in the design, manufacture and distribution of textiles for the home furnishings industry (the "Business").

                           WHEREAS, the Sellers own and desire to sell to the
Purchaser, and the Purchaser desires to purchase from the Sellers, all of the issued and outstanding shares of capital stock of the Company, consisting of 100 shares of the Company's common stock, no par value (such issued and outstanding shares of the Company's common stock, the "APE Common Stock"), all upon the terms and conditions hereinafter set forth.

                           WHEREAS, capitalized terms used but not otherwise
defined in these recitals have the respective meanings ascribed to them in
Section 1.1.

                           NOW, THEREFORE, in consideration of the mutual
covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                           1.1 Definitions. As used in this Agreement, the
following defined terms shall have the meanings indicated below:

                           "1998 Base Amount" has the meaning ascribed to it in
Section 3.1(b).

                           "1998 EBIT" means an amount equal to the sum of (a)
EBIT for the fiscal year ending on or about December 31, 1998 (as derived from the 1998 Financial Statements), plus (b) $656,459.58 (representing the amount of the June 27 Inventory Charge). Notwithstanding the immediately preceding sentence or any other provision of this Agreement to the contrary, if either (a) the employment of any two of the Block Brothers has been terminated under the applicable Employment Agreements by APE prior to January 1, 1999 (other than for

Cause or following such Block Brother's death or Permanent Disability), or (b) prior to January 1, 1999, two or more of the Block Brothers have terminated their employment with APE under the applicable Employment Agreements because an event described in clause (ii) or (v) of Section 6.1(b) of such Employment Agreements has occurred, then, in either case, "1998 EBIT" shall be deemed to equal the greater of (i) the 1998 EBIT as determined pursuant to Article III without regard to this sentence and (ii) $9,000,000.

                           "1998 Financial Statements" has the meaning ascribed
to it in Section 3.4(a).

                           "1998 EBIT Excess Amount" has the meaning ascribed to
it in Section 3.1(b).

                           "1998 Report" has the meaning ascribed to it in
Section 3.4(a).

                           "1999 Base Amount" has the meaning ascribed to it in
Section 3.1(c).

                           "1999 EBIT" means EBIT for the fiscal year ending on
or about December 31, 1999 (as derived from the 1999 Financial Statements). Notwithstanding the immediately preceding sentence or any other provision of this Agreement to the contrary, if either (a) the employment of any two of the Block Brothers has been terminated under the applicable Employment Agreements by APE prior to January 1, 2000 (other than for Cause or following such Block Brother's death or Permanent Disability), or (b) prior to January 1, 2000, two or more of the Block Brothers have terminated their employment with APE under the applicable Employment Agreements because an event described in clause (ii) or (v) of Section 6.1(b) of such Employment Agreements has occurred, then, in either case, "1999 EBIT" shall be deemed to equal the greater of (i) the 1999 EBIT as determined pursuant to Article III without regard to this sentence and
(ii) $11,000,000.

                           "1999 EBIT Excess Amount" has the meaning ascribed to
it in Section 3.1(c).

                           "1999 Financial Statements" has the meaning ascribed
to it in Section 3.4(a).

                           "1999 Report" has the meaning ascribed to it in
Section 3.4(a).

                           "Accounting Acceptance Notice" has the meaning
ascribed to it in Section 2.2(b).

                           "Accounting DAF Report" has the meaning ascribed to
it in Section 2.2(b).

                           "Accounting Dispute Notice" has the meaning ascribed
to it in Section 2.2(b).

                           "Accounting Disputing Seller(s)" has the meaning
ascribed to it in Section 2.2(b).

                           "Actions or Proceedings" means any action, suit,
proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                           "Adjustment Allocation" has the meaning ascribed to
it in Section 11.4(e).

                           "Adjustment Allocation Statement" has the meaning
ascribed to it in Section 11.4(e).

                           "Affiliate" means, as applied to any Person, (i) any
other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person,
(ii) any general partner, manager, director or officer of that Person or (iii) any member of that Person's family sharing the same household. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by Contract or otherwise.

                           "Aggregate Threshold Amount" has the meaning ascribed
to it in Section 10.4.

                           "Agreement" means this Stock Purchase Agreement, the
Exhibits and Schedules hereto and the certificates delivered in connection herewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                           "AGUB" means the adjusted grossed-up basis (within
the meaning of Treasury Regulations Section 1.338(b)-1) at which the Company or any Subsidiary thereof is deemed to have purchased its assets for Tax purposes as a result of a Section 338(h)(10) Election (or a state, local or other election of similar import).

                           "APE" has the meaning ascribed to it in the forepart
of this Agreement.

                           "APE Common Stock" has the meaning ascribed to it in
the recitals to this Agreement.

                           "Application Amount" has the meaning ascribed to it
in Section 3.2(a).

                           "Assets and Properties" of any Person means all
assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, accounts and notes receivable, securities, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                           "Audited Financial Statement Date" means December 31,
1997.

                           "Audited Financial Statements" means the audited
consolidated balance sheets of the Company as of the last day of each of the fiscal years ending on or about December 31, 1996 and December 31, 1997, and the related audited consolidated statements of net income, shareholders' equity and cash flows of the Company for each of the fiscal years in the three-year period ended December 31, 1997, in each case including the notes thereto, all as set forth in the independent auditors' report dated March 6, 1998 of KPMG Peat Marwick LLP attached hereto as Exhibit A.

                           "Base Period Trading Price" shall mean, with respect
to any shares of Glenoit Common Stock issuable to any Seller in accordance with
Section 3.1 or 3.2, the average of the closing sale prices, on the principal securities exchange on which shares of Glenoit Common Stock are traded, for the five consecutive trading days immediately preceding the date on which the Glenoit IPO Company delivers to such Seller the prospectus which satisfies the prospectus delivery requirements under Section 5(b)(2) of the Securities Act with respect to such shares of Glenoit Common Stock so issuable to such Seller (or the IPO Share Price, if shares of Glenoit Common Stock have not been listed for trading on any securities exchange for one or more trading days within the applicable five- trading day period).

                           "Benefit Plan" means any Plan established by the
Company or any Subsidiary thereof or any predecessor or Affiliate of any of the foregoing existing at the Closing Date or at any time within the six-year period prior thereto, to which the Company or any Subsidiary thereof contributes or has contributed within such six-year period, or under which any employee, former employee or director of the Company or any Subsidiary thereof or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                           "B/L Trust" has the meaning ascribed to it in the
forepart of this Agreement.

                           "Block Brothers" means G. Block, J. Block and S.
Block, collectively.

                           "Books and Records" means all files, documents,
instruments, papers, books and records relating to the Business, the Company or any Subsidiary thereof, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Permits, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                           "Business" has the meaning ascribed to it in the
recitals to this Agreement.

                           "Business Combination" means, with respect to any
Person, any (i) merger, consolidation or other combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self-tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction with respect to such Person, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

                           "Business Day" means a day other than Saturday,
Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                           "Business or Condition of the Company" means the
business, financial condition, results of operations and Assets and Properties of the Combined Companies taken as a whole.

                           "Cap" has the meaning ascribed to it in Section 10.4.

                           "Claim Notice" means a written notification pursuant
to Section 10.3(a) of a Third Party Claim as to which indemnity under Section
10.1 or 10.2 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party in connection with such Third Party Claim.

                           "Closing" means the closing of the transactions
contemplated by Section 2.1.

                           "Closing Date" means the date on which the Closing
actually occurs.

                           "Closing Date Balance Sheet" means the consolidated
balance sheet for the Company and its Subsidiaries prepared (a) as of the close of business on the Closing Date (but without giving effect to (i) any principal, interest or other payment made on the Closing Date in respect of Indebtedness owing under the Company's credit facilities with The Provident Bank, to the extent that the funds used to make such payment are provided by or on behalf of the Purchaser, or (ii) any Section 338 Tax) and (b) in accordance with GAAP applied on a basis consistent with the preparation of the Unaudited Financial Statements.

                           "Closing Date Net Asset Value" means the amount by
which (a) the total assets of the Company and its Subsidiaries on a consolidated basis exceeds the total liabilities of the Company and its Subsidiaries on a consolidated basis, in each case as derived from the Closing Date Balance Sheet.

                           "Code" means the Internal Revenue Code of 1986, as
amended, and the rules and regulations promulgated thereunder.

                           "Combined Companies" means, as of any time of
determination, the Company, its Subsidiaries and (if not a Subsidiary of the Company at the time of such determination) GAC.

                           "Company" has the meaning ascribed to it in the
forepart of this Agreement.

                           "Contract" means any agreement, lease, evidence of
Indebtedness, interest rate or currency swap, cap or collar, mortgage, indenture, security agreement or other contract or other commitment (whether written or oral).

                           "Cumulative EBIT Excess Amount" has the meaning
ascribed to it in Section 3.1(d).

                           "Designated Accounting Firm" means Arthur Andersen
LLP (acting primarily through its Columbus, Ohio office), or if Arthur Andersen LLP shall decline or otherwise be unable to perform the engagement in question, another firm of independent certified public accountants of recognized standing (other than the Purchaser Accountants and the Seller Accountants) mutually acceptable to those parties hereto which are affected by the matter being submitted to the Designated Accounting Firm.

                           "Designated Persons" means, collectively, all the
Seller Parties, John Lisi and (with respect to Sections 4.12, 4.18(b), 4.18(c),
4.22 and 4.24 only) Radhe Joshi.

                           "Earn-Out DAF Report" has the meaning ascribed to it
in Section 3.4(b).

                           "Earn-Out Dispute Notice" has the meaning ascribed to
it in Section 3.4(b).

                           "Earn-Out Disputing Seller(s)" has the meaning
ascribed to it in Section 3.4(b).

                           "EBIT" means, with respect to the fiscal year ending
on or about December 31, 1998 or the fiscal year ending on or about December 31, 1999 (as applicable), the Net Income for such fiscal year, plus, without duplication, to the extent deducted in computing such Net Income, the sum of (a) interest expense, (b) income tax expense and (c) interest-equivalent costs associated with any sale or other disposition of accounts receivable for financing purposes, whether accounted for as interest expense or loss on the sale of such receivables, minus, to the extent added in computing such Net Income, any interest income, all as determined on a consolidated basis (and on a combined basis, to the extent necessary to include GAC in the computation of EBIT for the fiscal year ending on or about December 31, 1998) in accordance with GAAP by reference to the 1998 Financial Statements or the 1999 Financial Statements, as applicable. Notwithstanding the immediately preceding sentence (but without duplication), the EBIT for any fiscal year as determined pursuant to such immediately preceding sentence shall be adjusted as follows:

                           (u) EBIT shall be decreased by the amount of any
reduction in the reserve reflected in the Unaudited Financial Statements for unrecorded Liabilities relating to Promising Star Arts Textiles Co. Ltd., (which reserve, as reflected in the Unaudited Financial Statements, is in an amount equal to $158,631.68) to the extent that such reduction has been included in the computation of Net Income for such fiscal year;

                           (v) EBIT shall be increased by the amount of any
expense relating to the Incentive Compensation Agreements, in each case to the extent that (i) the Sellers have paid or are obligated to pay such expense and
(ii) such expense has been deducted in computing Net Income for such fiscal year;

                           (w) EBIT shall be increased by the amount of any
payment made by the Purchaser to the Sellers pursuant to Article III, to the extent that such payment has been deducted in computing Net Income for such fiscal year;

                           (x) EBIT shall be increased by the amount of all
payments made or required to be made by the Sellers to (1) the parties to the Phantom Stock Awards in connection with the termination thereof and (2) Ronald
L. Franklin in connection with the termination of the RFICA, in each case to the extent that (A) the obligation to make such payments has been fully and unconditionally assumed by the Sellers and (B) such payments have been deducted in computing Net Income for such fiscal year;

                           (y) EBIT shall be increased by the sum of all (A)
Transaction Costs and (B) all allocations of overhead expenses by the Purchaser to any of the Combined Companies, in each case to the extent that the same have been deducted in computing Net Income for such fiscal year; and

                           (z) EBIT shall be calculated without giving effect to
any "push down" accounting changes resulting from the transactions contemplated hereby.

                           "EBIT Acceptance Notice" has the meaning ascribed to
it in Section 3.4(b).

                           "Election Notice" has the meaning ascribed to it in
Section 11.4(f).

                           "Employment Agreements" means the Employment
Agreements, to be dated as of the Closing Date, between the Company, on the one hand, and each of S. Block, J. Block and G. Block, on the other hand, substantially in the form of Exhibit B, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                           "Environmental Laws" has the meaning ascribed to it
in Section 4.23.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                           "ERISA Affiliate" means any Person who is, or at any
time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, any of the Combined Companies, or any predecessor of any of the Combined Companies.

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC thereunder.

                           "FCPA" means the Foreign Corrupt Practices Act, Pub.
L. No. 95-213, 91 Stat. 1494 (1977), as amended.

                           "G. Block" has the meaning ascribed to it in the
forepart of this Agreement.

                           "G. Block Parties" means G. Block and the B/L Trust,
collectively.

                           "GAAP" means United States generally accepted
accounting principles, consistently applied throughout the specified period and in all prior comparable periods, as adjusted (in the case of the Closing Date Balance Sheet, the 1998 Financial Statements and the 1999 Financial Statements) by the accounting policies set forth in Schedule 1.1(a).

                           "GAC" means Grand Avenue Corp., a Delaware
corporation.

                           "Glenoit" means Glenoit Universal, Ltd., a Delaware
corporation.

                           "Glenoit Common Stock" means the class of common
stock of Glenoit or any Subsidiary thereof that is issued or sold in the Initial Public Offering.

                           "Glenoit IPO Company" means the issuer of the Glenoit
Common Stock.

                           "Governmental or Regulatory Authority" means any
court, tribunal, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and any arbitrator or panel of arbitrators, and shall include any stock exchange or quotation service and the National Association of Securities Dealers.

                           "Grossed-Up Basis" means, when used to describe the
basis on which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal such specified sum. For this purpose, Taxes are to be calculated at the maximum statutory rate applicable to the Purchaser or any Seller (as applicable) for the relevant year, after taking into account, for example, the effect of deductions available for interest paid or accrued and Taxes such as state and local income Taxes, which effect shall similarly be calculated on the basis of the maximum statutory rate of the Tax for which such deduction was available. Grossed-Up Basis shall be determined by treating any indemnification payment hereunder as an adjustment to Purchase Price, pursuant to Section 11.9 unless required to do so by a Taxing Authority following reasonable best efforts to contest any attempted classification as other than an adjustment to Purchase Price.

                           "Hazardous Substance" has the meaning ascribed to it
in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq; provided, however, that for purposes of this Agreement, petroleum, petroleum products, polychlorinated biphenyls and asbestos shall be deemed to constitute Hazardous Substances.

                           "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

                           "Incentive Compensation Agreements" means,
collectively, (a) the Initial Incentive Compensation Agreements and (b) any other Contract (whether entered into before or after the Closing, but excluding any Contract entered into to reflect the termination of the Phantom Stock Awards), to which neither the Company nor any Subsidiary thereof is a party, between any Seller Party or any Affiliate thereof, on the one hand, and any current, former or future officer or employee of any of the Combined Companies, on the other hand, pursuant to which such officer or employee may be entitled to receive any compensation from any Seller Party or any Affiliate thereof based on either (i) the financial or operating results of the Combined Companies (or any of them) for any period ending on or after the Closing Date or (ii) the compensation payable to any Seller pursuant to Article II or III, in each case as such Incentive Compensation Agreement or other contract may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                           "Incremental Sellers Tax Liability" means the amount
equal to (i) the aggregate federal and state income Tax liability incurred by the Sellers from the sale to the Purchaser of APE Common Stock as a result of any Section 338(h)(10) Election and Section 338(g) Election (and any similar election under state or local law) minus (ii) the aggregate applicable federal and state income Tax liability that would have been incurred by the Sellers as a result of the sale to the Purchaser of APE Common Stock pursuant to this Agreement if no Section 338(h)(10) Election or Section 338(g) Election (or any similar election under state or local law) had been made, which amount may be a positive or negative number.

                           "Indebtedness" means, as to any Person: (i) all
obligations, whether or not contingent, of such Person for borrowed money (including reimbursement and all other obligations with respect to letters of credit and bankers' acceptances, whether or not matured), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments,
(iii) all obligations of such Person representing the balance of deferred purchase price of property or services, including any factoring arrangements, but excluding trade accounts payable and other accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vi) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases that are not included in clause (v) above) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (vii) all Indebtedness of any other Person of a type referred to in clauses (i) through (vi) above that is guaranteed, directly or indirectly, by that Person.

                           "Indemnified Losses" means any Losses for which an
Indemnified Party is entitled to indemnification under any provision of Article
X.

                           "Indemnified Party" means any Person claiming
indemnification under any provision of Article X.

                           "Indemnifying Party" means any Person against whom a
claim for indemnification is being asserted under any provision of Article X.

                           "Indemnity Dispute Notice" means any written notice
by an Indemnifying Party pursuant to Section 10.3(c) of a dispute with respect to an Indemnity Notice, specifying the nature of and basis for such dispute.

                           "Indemnity Dispute Period" means the period ending 30
calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

                           "Indemnity Notice" means written notification
pursuant to Section 10.3(c) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                           "Indemnity Resolution Period" means the period ending
30 calendar days following receipt by an Indemnified Party of an Indemnity Dispute Notice.

                           "Initial Allocation" has the meaning ascribed to it
in Section 11.4(e).

                           "Initial Allocation Statement" has the meaning
ascribed to such term in Section 11.4(e).

                           "Initial Incentive Compensation Agreements" means the
Incentive Compensation Agreements to be entered into on or after the Closing Date between the Sellers, on the one hand, and any or all of the Persons listed in Schedule 1.1(b), on the other hand, substantially in the form of Exhibit C, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                           "Initial Incremental Sellers Tax Liability Statement"
has the meaning ascribed to it in Section 11.4(f).

                           "Initial Public Offering" means the initial public
offering of any class of common stock issued by Glenoit or any Subsidiary thereof, whichever will first occur, pursuant to an effective registration statement filed with the SEC.

                           "IPO Share Price" means the "price to public" per
share of Glenoit Common Stock paid pursuant to, and at the time of, the Initial Public Offering.

                           "Intellectual Property" means all patents and patent
rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                           "IRS" means the United States Internal Revenue
Service.

                           "J. Block" has the meaning ascribed to it in the
forepart of this Agreement.

                           "J. Block Parties" means J. Block and the J. Block
Trust, collectively.

                           "J. Block Trust" has the meaning ascribed to it in
the forepart of this Agreement.

                           "June 27 Inventory Charge" means a charge against
income, in an amount equal to $656,459.58, that has been included in the Unaudited Financial Statements in order to reflect obsolete inventory.

                           "Laws" means all laws, statutes, rules, regulations,
ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                           "Leased Real Property" has the meaning ascribed to it
in Section 4.15(a).

                           "Liabilities" means all Indebtedness, obligations and
other liabilities of a Person (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due).

                           "Liens" means any mortgage, pledge, assessment,
security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale Contract, title retention Contract or other Contract committing to grant any of the foregoing).

                           "Loss" means any and all damages, fines, fees,
penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts and other expenses associated with litigation or other proceedings or with any claim, default or assessment (such fees and expenses to include all fees and expenses, including the reasonable fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claim or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

                           "MADSP" means the modified aggregate deemed sales
price (within the meaning of Treasury Regulations Section 1.338(h)(10)-1(f)) at which the Company or any Subsidiary thereof is deemed to have sold its assets for Tax purposes as a result of a Section 338(h)(10) Election (or a state, local or other election of similar import).

                           "Net Asset Value Report" has the meaning ascribed to
it in Section 2.2(a).

                           "Net Income" means, with respect to the fiscal year
ending on or about December 31, 1998 or the fiscal year ending on or about December 31, 1999 (as applicable), the net income (or loss) of the Combined Companies for such fiscal year, determined on a consolidated basis (and on a combined basis, to the extent necessary to include GAC in the computation of Net Income for the fiscal year ending on or about December 31, 1998) in accordance with GAAP by reference to the 1998 Financial Statements or the 1999 Financial Statements, as applicable.

                           "Option" with respect to the Company or any
Subsidiary thereof means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of the Company or such Subsidiary (as the case may be) or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of the Company or such Subsidiary (as the case may be) or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of the Company or such Subsidiary (as the case may be), including any rights to participate in the equity, income or election of directors, management committee members or officers of the Company or such Subsidiary (as the case may be).

                           "Order" means any writ, judgment, decree, injunction
or similar order of any Governmental or Regulatory Authority (in each such case, whether preliminary or final).

                           "Permits" means all licenses, permits, certificates
of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                           "Permitted Lien" means (i) any Lien for Taxes,
governmental charges or levies which are not yet due or delinquent, or which are being contested in good faith by appropriate proceedings and, if so contested, for which adequate reserves have been established in accordance with GAAP, (ii) any minor imperfection of title, easement, right of way or similar Lien as normally exists with respect to property similar in character to the property affected thereby and which, individually or in the aggregate with other such Liens, does not impair the value or marketability of the property subject to such Lien or materially interfere with the use of such property in the conduct of the business of the Company or any Subsidiary thereof and which does not secure obligations for money borrowed, (iii) Liens imposed by any law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's Liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceedings and, with respect to such obligations which are being contested, for which the Company has established adequate reserves in accordance with GAAP, and
(iv) the Liens set forth in Schedule 1.1(c).

                           "Person" means any individual, corporation, joint
stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or Governmental or Regulatory Authority.

                           "Phantom Stock Awards" means, collectively, (a) the
Phantom Stock Award dated as of December 19, 1996, between APE and Steven Batterman, (b) the Phantom Stock Award dated as of January 14, 1997, between APE and Radhe Joshi, and (c) the Phantom Stock Award dated as of January 13, 1997, between APE and Lin Ludwig, in each case as in effect on the date hereof and as amended, supplemented or otherwise modified prior to the termination thereof pursuant to Section 6.8.

                           "Plan" means any bonus, incentive compensation,
deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA; provided, however, that in no event shall any Incentive Compensation Agreement be deemed to constitute a Plan for any purpose hereunder.

                           "Post-Closing Period" means any taxable period or
portion thereof beginning after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period. Notwithstanding the immediately preceding sentence, "Post-Closing Period" shall not include any taxable period or portion thereof to which a Section 338 Tax is attributable.

                           "Postponement Period" has the meaning ascribed to it
in Section 3.3(a).

                           "Pre-Closing Period" means any taxable period or
portion thereof that is not a Post-Closing Period.

                           "Purchase Price" has the meaning ascribed to it in
Section 2.1(a).

                           "Purchaser" has the meaning ascribed to it in the
forepart of this Agreement.

                           "Purchaser Accountants" means Price Waterhouse
Coopers LLC.

                           "Purchaser SEC Documents" has the meaning ascribed to
it in Section 5.6.

                           "QSSS" has the meaning ascribed to it in Section
4.11(o).

                           "Real Property Leases" has the meaning ascribed to it
in Section 4.15(a).

                           "Release" has the meaning ascribed to it in the
Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq.

                           "Relevant Tax Group" has the meaning ascribed to it
in Section 4.11(a).

                           "Reports" means the 1998 Report and the 1999 Report,
collectively.

                           "Representatives" has the meaning ascribed to it in
Section 6.2.

                           "Rescission Notice" has the meaning ascribed to it in
Section 3.3(a).

                           "RFICA" means the Incentive Compensation Agreement
dated as of January 12, 1998, between APE and Ronald L. Franklin, as in effect on the date hereof and as amended, supplemented or otherwise modified prior to the termination thereof pursuant to Section 6.8. "S. Block" has the meaning ascribed to it in the recitals to this Agreement.

                           "SEC" means the Securities and Exchange Commission.

                           "Section 338 Forms" has the meaning ascribed to it in
Section 11.4(c).

                           "Section 338(g) Election" has the meaning ascribed to
it in Section 11.4(a).

                           "Section 338(h)(10) Election" has the meaning
ascribed to it in Section 11.4(a).

                           "Section 338 Tax" means a Tax that is attributable
to, or arises or results from, a Section 338(g) Election or a Section 338(h)(10) Election (or any state, local or other election of similar import), and includes
(i) any Tax resulting from a Section 338(g) Election (or similar state, local or other election) but not an accompanying Section 338(h)(10) Election (or similar state, local or other election), (ii) any Tax imposed on or as a result of the deemed sale of assets resulting from a Section 338(g) Election (or similar state, local or other election) or a Section 338(h)(10) Election (or similar state, local or other election) or both and (iii) any Tax under Section 1374 of the Code (or any similar provision of state or local law).

                           "Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations of the SEC thereunder.

                           "Seller Accountants" means KPMG Peat Marwick LLP.

                           "Seller Parties" means the Sellers, J. Block and G.
Block, collectively.

                           "Sellers" means S. Block and the Trusts,
collectively.

                           "Sellers Basis Representation" means a representation
of the Seller Parties to the effect that the Sellers have an aggregate tax basis in their shares of APE Common Stock for U.S. federal income tax purposes as of December 31, 1997 in the amount of approximately $18,420,000.

                           "Sellers Historic Financial Representation" means a
representation of the Seller Parties to the effect that none of the Seller Parties has any knowledge of any inaccuracy in the unaudited financial information provided to Coopers & Lybrand in connection with its draft report dated October 3, 1991.

                           "Share Value Amount" has the meaning ascribed to it
in Section 3.2(b).

                           "Stock Election Notice" has the meaning ascribed to
it in Section 3.2(a).

                           "Straddle Period Tax Return" has the meaning ascribed
to it in Section 11.1(d).

                           "Subsidiary" means, with respect to any Person, any
other Person as to which (a) that Person or any other Subsidiary of that Person is a general partner (excluding any partnership with respect to which that Person and its Subsidiaries, taken together, (i) are not the sole general partners and (ii) do not have a majority of the voting interests in such partnership), or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions for the other Person (or otherwise representing a majority of the equity interests in the other Person, as determined by reference to economic interest) is directly or indirectly owned or controlled by that Person, by any one or more of its Subsidiaries, or by that Person and one or more of its Subsidiaries.

                           "Target Net Asset Value" means $12,844,000.

                           "Tax" or "Taxes" means all federal, state, local or
foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental, profits, windfall profits, transaction, license, lease, service, service use, occupation, severance, energy, unemployment, social security, worker's compensation, capital, premium or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever (including Transfer Taxes), whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                           "Tax Attribute" means any net operating loss, net
operating loss carry-over, tax credit or tax credit carry-over or any tax basis.

                           "Tax Balance Sheet" has the meaning ascribed to it in
Section 2.2(a).

                           "Tax Returns" means any returns, reports or
statements (including any information returns) required to be filed for purposes of a particular Tax.

                           "Taxing Authority" means any governmental agency,
board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                           "Third Party" means any Person other than (i) the
Seller Parties, (ii) the Company and any Subsidiaries thereof and (iii) the Purchaser and its Subsidiaries and Affiliates.

                           "Third Party Claim" has the meaning ascribed to it in
Section 10.3(a).

                           "Transaction Costs" means those investment banking
fees, attorneys' fees, accounting fees, printing costs, financing fees and other costs incurred by APE in connection with the negotiation and consummation of the transactions contemplated hereby or by any Transaction Document, in each case to the extent reflected as having been paid or accrued for in the Closing Date Balance Sheet.

                           "Transfer Taxes" means sales, use, transfer, real
property transfer, recording, gains, documentary, stamp, registration, stock transfer and other similar taxes and fees.

                           "Transaction Documents" means the Employment
Agreements, the Shareholder Releases and any supporting or other agreements to be entered into in connection with the transactions contemplated by this Agreement.

                           "Trusts" has the meaning ascribed to it in the
forepart of this Agreement.

                           "Unaudited Financial Statements" has the meaning
ascribed to it in Section 4.8.

                           "Veken Joint Venture" means the joint venture formed
by the Company and Ningbo Veken Group Co. Ltd., pursuant to and in accordance with the Joint Venture Contract dated as of June 29, 1998, between the Company and Ningbo Veken Group Co. Ltd.

                           "Warranty Obligations" has the meaning ascribed to it
in Section 4.31.

                           1.2 Certain Conventions and Understandings. (a)
Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respec tively, (iii) the terms "hereof," "herein," "hereunder," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" and "Section" refer to the specified Article or Section of this Agreement, (v) the terms "Exhibit" and "Schedule" refer to the specified

Exhibit or Schedule to this Agreement, (vi) the words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation," and
(vii) the phrase "ordinary course of business consistent with past practice" refers to the business and practice of the Combined Companies, taken as a whole. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                           (b) When used herein, (i) the phrase "to the
knowledge of the Seller Parties" means the collective actual knowledge of all the Seller Parties, and (ii) "to the knowledge of the Designated Persons" means the collective actual knowledge of all the Seller Parties, John Lisi and (with respect to Sections 4.12, 4.18(b), 4.18(c), 4.22 and 4.24 only) Radhe Joshi. For purposes of the immediately preceding sentence, "actual knowledge" shall not be deemed to include any knowledge that could have been or should have been (but has not actually been) obtained by the relevant Person.

                           (c) For purposes of the representations and
warranties contained in Article IV, disclosure in any Schedule or other document delivered pursuant to this Agreement of any facts or circumstances shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by the Seller Parties calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties. The inclusion of any information in any Schedule or other document delivered by the Seller Parties pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.


                                   ARTICLE II

                        SALE OF APE COMMON STOCK; CLOSING

                           2.1 Purchase and Sale. (a) On the terms and subject
to the conditions of this Agreement, subject to any adjustment of the Purchase Price pursuant to Section 2.2, at the Closing, the Sellers jointly and severally agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the APE Common Stock, free and clear of all Liens, for an aggregate purchase price equal to $38,139,702 (the "Purchase Price").

                           (b) At the Closing, the Purchaser shall pay and
deliver the Purchase Price by paying and delivering to each Seller that percentage of the Purchase Price which equals the percentage set forth opposite such Seller's name in Schedule 4.3(a). Each such payment shall be made to the relevant Seller in immediately available funds by wire transfer to the bank account set forth opposite such Seller's name in Schedule 2.1(b).

                           2.2 Purchase Price Adjustment. (a) As promptly as
practicable, but not later than 60 calendar days after the Closing Date, the Purchaser, with the cooperation of the

Seller Parties, shall cause to be prepared and delivered to the Sellers (i) the Closing Date Balance Sheet audited by the Purchaser Accountants, which shall include a separate statement setting forth any tax assets or tax liabilities that are reflected in the Closing Date Balance Sheet (the "Tax Balance Sheet"), and (ii) a report (the "Net Asset Value Report") setting forth a calculation of the Closing Date Net Asset Value. The Purchaser shall, and shall cause the Purchaser Accountants to, make available to the Sellers and the Seller Accountants all Books and Records and work papers used in connection with the preparation and audit of the Closing Date Balance Sheet or the preparation of the Tax Balance Sheet or the Net Asset Value Report. The Closing Date Balance Sheet, the Tax Balance Sheet and the Net Asset Value Report delivered pursuant to this Section 2.2 shall not be binding on the Sellers if any Seller timely exercises its right to dispute the same pursuant to the procedures set forth in this Section 2.2. If none of the Sellers exercises such right with respect to the Closing Date Balance Sheet, the Tax Balance Sheet or the Net Asset Value Report on a timely basis under this Section 2.2, then the Sellers shall be deemed to have accepted the same as delivered pursuant to this Section 2.2.

                           (b) The Sellers shall at any time be entitled to make
the Closing Date Net Asset Value, as set forth in the Net Asset Value Report, and the Tax Balance Sheet final and binding upon all the parties hereto by notifying the Purchaser in writing of their acceptance thereof (the "Accounting Acceptance Notice"). Upon delivery of the Accounting Acceptance Notice to the Purchaser, the Closing Date Net Asset Value (as set forth in the Net Asset Value Report) and the Tax Balance Sheet shall be deemed to be final and binding upon all the parties hereto. If, however, one or more of the Sellers (the "Accounting Disputing Seller(s)") shall dispute any item in the Net Asset Value Report or the Tax Balance Sheet, then such Accounting Disputing Seller(s) shall, within 30 days after the delivery of the Closing Date Balance Sheet, the Tax Balance Sheet and Net Asset Value Report thereto, notify the Purchaser in writing of such dispute (an "Accounting Dispute Notice"), setting forth in reasonable detail each of the items in dispute. If no Accounting Dispute Notice is given to the Purchaser within such 30-day period with respect to the Tax Balance Sheet or the Net Asset Value Report, then the Tax Balance Sheet or the Closing Date Net Asset Value as set forth in the Net Asset Value Report (as applicable) shall be deemed to be final and binding upon all the parties hereto as of the close of business on the last day of such 30-day period. In the event that an Accounting Dispute Notice is given to the Purchaser within such 30-day period, the Accounting Disputing Seller(s) and the Purchaser shall attempt to resolve in good faith and by mutual agreement the items in dispute within 15 days after the delivery of such Accounting Dispute Notice to the Purchaser. Failing agreement on all items in dispute within such 15-day resolution period, the Purchaser and the Accounting Disputing Seller(s) shall submit such items in dispute for resolution to the Designated Accounting Firm. The Designated Accounting Firm shall be instructed to resolve such disputed items, based solely on written presentations by the Purchaser and the Accounting Disputing Seller(s) and not by independent review, and to deliver a written report to the parties hereto upon such disputed items (the "Accounting DAF Report") in accordance with Section 13.1, all within 15 days after the submission of such disputed items to it. The Accounting DAF Report shall be (i) within the range of proposals established for such dispute by the Purchaser and the Accounting Disputing Seller(s), and (ii) deemed to be an
                                      -19-
agreement between the Accounting Disputing Seller(s) and the Purchaser with respect to the issues in dispute, and upon the delivery of the Accounting DAF Report to the Purchaser and the Accounting Disputing Seller(s), the Closing Date Net Asset Value and the Tax Balance Sheet as set forth in the Accounting DAF Report shall be deemed to be final and binding upon all the parties hereto. The fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of a dispute pursuant to this Section 2.2(b) shall be borne equally by the Purchaser, on the one hand, and the Seller Parties, on the other hand.

                           (c) If the Closing Date Net Asset Value (as deemed to
be final and binding pursuant to Section 2.2(b)) is less than the Target Net Asset Value, then the Seller Parties shall pay to the Purchaser, within five Business Days after the date on which the Closing Date Net Asset Value is deemed to be final and binding pursuant to Section 2.2(b), an amount equal to the sum of (i) the amount by which the Target Net Asset Value exceeds the Closing Date Net Asset Value plus (ii) interest on the amount of such excess, which interest shall accrue from the Closing Date until the amount payable to the Purchaser pursuant to this Section 2.2(c) has been paid in full. The interest referred to in clause (ii) above shall accrue at a rate per annum equal to the sum of (x) 2% plus (y) the "prime rate" as reported in the Wall Street Journal (or, if no longer published, a comparable publication satisfactory to the parties hereto) from time to time during the accrual period. All amounts payable to the Purchaser pursuant to this Section 2.2(c) shall be paid in immediately available funds by wire transfer to a bank account designated by the Purchaser to the Sellers in writing.

                           (d) If the Closing Date Net Asset Value (as deemed to
be final and binding pursuant to Section 2.2(b)) is greater than the Target Net Asset Value, then the Purchaser shall pay to the Sellers, within five Business Days after the date on which the Closing Date Net Asset Value is deemed to be final and binding pursuant to Section 2.2(b), an aggregate amount equal to the sum of (i) the amount by which the Closing Date Net Asset Value exceeds the Target Net Asset Value plus (ii) interest on the amount of such excess (which interest shall accrue from the Closing Date until the amount payable to the Sellers pursuant to this Section 2.2(d) has been paid in full), with each Seller to be paid that percentage of such aggregate amount which equals the percentage set forth opposite such Seller's name in Schedule 4.3(a). The interest referred to in clause (ii) above shall accrue at a rate per annum equal to the sum of (x) 2% plus (y) the "prime rate" as reported in the Wall Street Journal (or, if no longer published, a comparable publication satisfactory to the parties hereto) from time to time during the accrual period. Each such payment shall be made to the relevant Seller in immediately available funds by wire transfer to the bank account set forth opposite such Seller's name in Schedule 2.1(b).

                           2.3 Closing. The Closing will take place at the
offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York at 10:00 a.m. on October 2, 1998, or at such other place or time as the Purchaser, on the one hand, and the Seller Parties and the Company, on the other hand, mutually agree. At the Closing, the Purchaser shall pay the Purchase Price to the Sellers in accordance with the provisions of Section 2.1(b). Simultaneously, the Seller Parties shall deliver, or cause to be delivered, to the Purchaser one or more stock certificates representing the APE Common Stock, together with all necessary instruments of transfer, in form and substance reasonably satisfactory to the Purchaser. At the Closing, there shall also be delivered to each of the Seller Parties, the Company and the Purchaser the opinions, certificates and other Contracts, documents and instruments to be delivered under Articles VII and VIII.


                                   ARTICLE III

                                    EARN-OUT

                           3.1 Earn-Out Payments. (a) As additional
consideration for the sale of the APE Common Stock to the Purchaser, the Purchaser shall pay to each of the Sellers a percentage of each payment (if any) required to be made pursuant to this Section 3.1. In each case, such percentage shall equal the percentage set forth opposite the relevant Seller's name in
Schedule 4.3(a). Except as otherwise provided in this Article III, each payment (if any) required to be made pursuant to this Article III shall be made in cash.

                           (b) If 1998 EBIT (as deemed to be final and binding
pursuant to Section 3.4(b)) is $9,000,000 or more, then the Purchaser shall pay to the Sellers an aggregate earn-out payment equal to the sum of (i) an amount (the "1998 Base Amount") equal to $5,000,000 plus (ii) an amount (the "1998 EBIT Excess Amount") equal to three times the amount, if any, by which 1998 EBIT exceeds $9,000,000. If the Glenoit IPO Company has completed the Initial Public Offering prior to the date on which the 1998 Base Amount (if any) is paid in cash pursuant to Section 3.5, then each of the Sellers may elect to apply all, or any part, of the portion of the 1998 Base Amount payable to such Seller pursuant to Section 3.1(a) to the purchase from the Glenoit IPO Company of an amount of Glenoit Common Stock determined by reference to the IPO Share Price, in each case in accordance with Section 3.2.

                           (c) If 1999 EBIT (as deemed to be final and binding
pursuant to Section 3.4(b)) is $11,000,000 or more, then the Purchaser shall pay to the Sellers an aggregate earn-out payment equal to the sum of (i) an amount (the "1999 Base Amount") equal to $5,000,000 plus (ii) an amount (the "1999 EBIT Excess Amount") equal to three times the amount, if any, by which 1999 EBIT exceeds $11,000,000. If the Glenoit IPO Company has completed the Initial Public Offering prior to the date on which the 1999 Base Amount (if any) is paid in cash pursuant to Section 3.5, then each of the Sellers may elect to apply all, or any part, of the portion of the 1999 Base Amount payable to such Seller pursuant to Section 3.1(a) to the purchase from the Glenoit IPO Company of an amount of Glenoit Common Stock determined by reference to the IPO Share Price, in each case in accordance with Section 3.2.

                           (d) If (i) 1998 EBIT (as deemed to be final and
binding pursuant to Section 3.4(b)) is $8,500,000 or more but less than $9,000,000 and (ii) the sum of 1998 EBIT and 1999 EBIT (each as deemed to be final and binding pursuant to Section 3.4(b)) is

$20,000,000 or more, then the Purchaser shall pay to the Sellers, in addition to any amounts due under Section 3.1(c), an aggregate earn-out payment in an amount (the "Cumulative EBIT Excess Amount") equal to $5,000,000. If the Glenoit IPO Company has completed the Initial Public Offering prior to the date on which the Cumulative EBIT Excess Amount (if any) is paid in cash pursuant to Section 3.5, then each of the Sellers may elect to apply all, or any part, of the portion of the Cumulative EBIT Excess Amount payable to such Seller pursuant to Section 3.1(a) to the purchase from the Glenoit IPO Company of an amount of Glenoit Common Stock determined by reference to the IPO Share Price, in each case in accordance with Section 3.2.

                           3.2 Rights to Receive Glenoit Common Stock.
Notwithstanding anything in Section 3.1 to the contrary, the right of each of the Sellers pursuant to Section 3.1 to apply all or any part of its portion of the 1998 Base Amount, the 1999 Base Amount or the Cumulative EBIT Excess Amount (if any) to the purchase of shares of Glenoit Common Stock is subject to the following terms and conditions:

                           (a) In order for any Seller to exercise its right
under Section 3.1 to apply all or any part of its portion of the 1998 Base Amount, the 1999 Base Amount or the Cumulative EBIT Excess Amount to the purchase of shares of Glenoit Common Stock, such Seller shall notify the Purchaser in writing of its election to exercise such right (a "Stock Election Notice") not later than 10 Business Days after (i) in the case of the 1998 Base Amount, the date on which 1998 EBIT is deemed to be final and binding pursuant to Section 3.4(b), or (ii) in the case of the 1999 Base Amount and the Cumulative EBIT Excess Amount, the date on which 1999 EBIT is deemed to be final and binding pursuant to Section 3.4(b). In the event that any Seller fails so to notify the Purchaser of its election to exercise such right in respect of the 1998 Base Amount, the 1999 Base Amount or the Cumulative EBIT Excess Amount within the applicable 10-Business Day period (or to specify in such Stock Election Notice the amount of the relevant payment to be applied to the purchase of shares of Glenoit Common Stock (the "Application Amount")), then the entire portion thereof payable to such Seller pursuant to Section 3.1(a) shall be paid by the Purchaser in cash. Subject to Section 3.3, once received by the Purchaser, a Stock Election Notice shall be irrevocable.

                           (b) In the event that (1) any Seller exercises on a
timely basis its right to apply all or any part of its portion of the 1998 Base Amount, the 1999 Base Amount or the Cumulative EBIT Excess Amount to the purchase of shares of Glenoit Common Stock and (2) has not rescinded its election to receive such shares of Glenoit Common Stock on a timely basis pursuant to Section 3.3, then, on the date on which such portion is to be paid to such Seller pursuant to Section 3.5:

                                       (i) if the Application Amount does not
                comprise all of such Seller's portion of the 1998 Base Amount, the 1999 Base Amount or the Cumulative EBIT Excess Amount (as applicable), then the remaining part of such portion shall be paid in cash to such Seller pursuant to Section 3.5;

                                       (ii) subject to Section 3.3, the amount
                payable to such Seller in respect of the Application Amount shall be increased by an amount equal to the product of (x) an amount equal to (A) the Application Amount divided by (B) the IPO Share Price, multiplied by (y) an amount equal to the greater of (A) the Base Period Trading Price minus the IPO Share Price and (B) zero (the Application Amount, as so increased, being hereinafter referred to as the "Share Value Amount");

                                       (iii) subject to Section 3.3, the
                Purchaser shall pay the Share Value Amount to such Seller either in cash or, at the Purchaser's option, by its issuance to such Seller of a promissory note having a principal amount equal to the Share Value Amount and otherwise on terms reasonably satisfactory to Glenoit, the Purchaser and such Seller; provided, however, that concurrently with the delivery of any such promissory note to such Seller, the Purchaser shall deliver an opinion of counsel (in form and substance reasonably satisfactory to such Seller) to such Seller to the effect that, notwithstanding any term or provision of such promissory note to the contrary, (A) the obligation to accept such promissory note as consideration for the shares of Glenoit Common Stock issuable to such Seller pursuant to Section 3.2(b)(v) is enforceable against the Glenoit IPO Company in accordance with the terms of
                Section 3.2(b)(v), (B) upon the issuance of such shares of Glenoit Common Stock to such Seller pursuant to Section 3.2(b)(v), such shares will be duly authorized, validly issued, fully paid and nonassessable and (C) no provision of the certificate of incorporation, bylaws or other constitutive documents of the Glenoit IPO Company or, to such counsel's knowledge, of any Contract to which the Glenoit IPO Company is subject, prohibits or is breached or violated by the issuance of such shares of Glenoit Common Stock in exchange for such promissory note; provided, however, that such opinion shall not be required to state that such shares of Glenoit Common Stock have been registered under the Securities Act if such Seller receives together with such opinion a certificate executed by a duly authorized officer of the Glenoit IPO Company to the effect that (x) a registration statement under the Securities Act with respect to such shares has been declared effective by the SEC and (y) no stop order with respect thereto is then in effect;

                                       (iv) immediately following its receipt of
                the Share Value Amount pursuant to subparagraph (iii) above, such Seller shall pay the Share Value Amount, in the form received by it, to the Glenoit IPO Company as consideration for the issuance of the shares of Glenoit Common Stock referred to in subparagraph (v) below; and

                                       (v) upon the Glenoit IPO Company's
                receipt of the Share Value Amount in such form, Glenoit shall cause the Glenoit IPO Company to issue to such Seller that number of shares of Glenoit Common Stock equal to (x) the Application Amount divided by (y) the greater of the IPO Share Price.

                           (c) Each Seller Party agrees that, during the period
from and including the date hereof through and including the date on which the Initial Public Offering, if any, is completed, it shall (and shall cause its Affiliates, agents and representatives to) (i) maintain all information provided to it or for its benefit relating to the Initial Public Offering (including information with respect to the timing of any proposed Initial Public Offering but excluding any information that is included in any document filed in the public records of the SEC) strictly confidential and (ii) not disclose any such information to any Person or use it for any purpose other than for the purpose of determining whether or not such Seller Party should exercise its right to receive shares of Glenoit Common Stock pursuant to Section 3.1.

                           (d) Other than as expressly set forth in Section 3.3,
each of the Sellers acknowledges that there is no agreement, representation or other undertaking on the part of the Purchaser, Glenoit or any of their respective Subsidiaries that any shares of Glenoit Common Stock received by any Seller pursuant to this Agreement will be registered with the SEC.

                           (e) Notwithstanding anything in Section 3.1 or this
Section 3.2 to the contrary, (i) no fractional shares of Glenoit Common Stock shall be issued or delivered upon the exercise of any right to receive shares of Glenoit Common Stock pursuant to this Article III and (ii) in lieu of issuing any such fractional share, the number of shares of Glenoit Common Stock issuable to any Seller pursuant to this Article III shall be rounded to the nearest whole share (with .50 shares to be rounded up).

                           3.3 Registration of Common Stock. (a) Glenoit shall
cause all shares of Glenoit Common Stock (if any) issuable to the Sellers in accordance with Sections 3.1 and 3.2 with respect to the 1998 Base Amount, the 1999 Base Amount or the Cumulative EBIT Excess Amount, at the time of their issuance and at the expense of the Purchaser or Glenoit, to be covered by an effective registration statement under the Securities Act; provided, however, that in the event that the Purchaser or Glenoit determines in good faith that it is necessary to postpone the registration of any such shares (i) in order to avoid disclosure of material non-public information or (ii) as a result of a pending financing or acquisition transaction, then the Purchaser and Glenoit shall have the right, exercisable by written notice delivered by either of them to the Sellers within five Business Days after the date on which the applicable Stock Election Notice is delivered to the Purchaser, to postpone the registration and issuance of such shares for a period of up to 90 calendar days (the "Postponement Period"), the exact number of days constituting the Postponement Period to be specified in such notice.

                           (b) Notwithstanding anything in this Agreement to the
contrary:

                                       (i) each of the Sellers shall have the
                right, exercisable by written notice delivered to the Purchaser not later than two Business Days after the date on which the Glenoit IPO Company delivers to such Seller the prospectus which satisfies the prospectus delivery requirements under Section 5(b)(2) of the

                Securities Act with respect to any shares of Glenoit Common Stock issuable to such Seller in accordance with Section 3.1 or
                3.2 (a "Rescission Notice"), to rescind its election under
                Section 3.2(a) so as to receive the relevant Application Amount in cash in lieu of applying the related Share Value Amount to the purchase of such shares (it being understood that, once received by the Purchaser, any such Rescission Notice shall be irrevocable); and

                                       (ii) if any Seller delivers a Rescission
                Notice on a timely basis under this Section 3.3(b), then the provisions of Section 3.2(b) shall cease to apply in respect of the Application Amount covered by such Rescission Notice.

                           (c) In the event that any shares of Glenoit Common
Stock are issued to any Seller hereunder in conjunction with, or within 90 days after the consummation of, a public offering of Glenoit Common Stock (whether primary or secondary and including an Initial Public Offering), then such Seller shall execute a customary lock-up agreement in respect of such shares that covers a period not exceeding 180 calendar days and is otherwise satisfactory in form and substance to the Purchaser and its underwriters.

                           3.4 Delivery of Reports; Dispute Resolution. (a)
Within 90 days after the end of the fiscal years of the Company ending on or about December 31, 1998 and December 31, 1999, respectively, the Purchaser shall cause to be prepared and delivered to the Sellers, (i) in the case of the fiscal year ending on or about December 31, 1998, (x) the audited consolidated combined balance sheet of the Combined Companies as of the last day of such fiscal year, and the audited consolidated combined statements of operations and cash flows of the Combined Companies for such fiscal year, in each case together with the notes thereto (collectively, the "1998 Financial Statements"), and (y) a written report (the "1998 Report") setting forth the 1998 EBIT and the 1998 EBIT Excess Amount (if any), and (ii) in the case of the fiscal year ending on or about December 31, 1999, (x) the audited consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal year, and the audited consolidated statements of operations and cash flows of the Company and its Subsidiaries for such fiscal year, in each case together with the notes thereto (collectively, the "1999 Financial Statements"), and (y) a written report (the "1999 Report") setting forth the 1999 EBIT and the 1999 EBIT Excess Amount (if any). The Purchaser shall, and shall cause the Purchaser Accountants to, make available to the Sellers and the Seller Accountants all Books and Records and work papers used in connection with the preparation and audit of the relevant audited financial statements or the preparation of the relevant Report. A Report delivered pursuant to this Section 3.4 shall not be binding on the Sellers if any Seller timely exercises its right to dispute such Report pursuant to the procedures set forth in this Section 3.4. If none of the Sellers exercises such dispute right on a timely basis under this Section 3.4 with respect to any Report, then the Sellers shall be deemed to have accepted such Report as delivered pursuant to this Section 3.4.

                           (b) The Sellers shall at any time be entitled to make
the 1998 EBIT as set forth in the 1998 Report or the 1999 EBIT as set forth in the 1999 Report, as the case may be, final and binding upon all the parties hereto by notifying the Purchaser in writing of their acceptance thereof (the "EBIT Acceptance Notice"). Upon delivery of an EBIT Acceptance Notice to the Purchaser, the 1998 EBIT as set forth in the 1998 Report or the 1999 EBIT as set forth in the 1999 Report, as applicable, shall be deemed to be final and binding upon all the parties hereto. If, however, one or more of the Sellers (the "Earn-Out Disputing Seller(s)") shall dispute any item in the 1998 Report or the 1999 Report, as the case may be, then such Earn-Out Disputing Seller(s) shall, within 30 days after the delivery of such Report thereto, notify the Purchaser in writing of such dispute (an "Earn-Out Dispute Notice"), setting forth in reasonable detail each of the items in dispute. If no Earn-Out Dispute Notice is given to the Purchaser within such 30-day period, then the 1998 EBIT and the 1998 EBIT Excess Amount or the 1999 EBIT and the 1999 EBIT Excess Amount (as the case may be), as set forth in the applicable Report, shall be deemed to be final and binding upon all the parties hereto as of the close of business on the last day of such 30-day period. In the event that an Earn-Out Dispute Notice is given to the Purchaser within such 30-day period, the Earn-Out Disputing Seller(s) and the Purchaser shall attempt to resolve in good faith and by mutual agreement the items in dispute within 15 days after the delivery of such Earn-Out Dispute Notice to the Purchaser. Failing agreement on all items in dispute within such 15-day resolution period, the Purchaser and the Earn-Out Disputing Seller(s) shall submit such items in dispute for resolution to the Designated Accounting Firm. The Designated Accounting Firm shall be instructed to resolve such disputed items, based solely on written presentations by the Purchaser and the Earn-Out Disputing Seller(s) and not by independent review, and to deliver a written report to the parties hereto upon such disputed items (an "Earn-Out DAF Report") in accordance with Section 13.1, all within 15 days after the submission of such disputed items to it. Each Earn-Out DAF Report shall be (i) within the range of proposals established for such dispute by the Purchaser and the Earn-Out Disputing Seller(s), and (ii) deemed to be an agreement between the Earn-Out Disputing Seller(s) and the Purchaser with respect to the issues in dispute, and upon the delivery of such Earn-Out DAF Report to the Purchaser and the Earn-Out Disputing Seller(s), the 1998 EBIT and the 1998 EBIT Excess Amount or the 1999 EBIT and the 1999 EBIT Excess Amount (as the case may be), as set forth in such Earn-Out DAF Report, shall be deemed to be final and binding upon all parties hereto. Subject to Sections 3.4(c) and (d), the fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of a dispute pursuant to this Section 3.4(b) shall be borne equally by the Purchaser, on the one hand, and the Earn-Out Disputing Seller(s), on the other hand.

                           (c) Subject to paragraph (e) below, in the event that
the 1998 EBIT or the 1999 EBIT (as applicable) as set forth in an Earn-Out DAF Report equals or exceeds 110% of the amount proposed by the Purchaser in the applicable Report as constituting such 1998 EBIT or 1999 EBIT, then the Purchaser shall pay (i) all fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of the relevant dispute and (ii) all out-of-pocket fees and expenses, including attorneys' fees and expenses, incurred by the Earn-Out Disputing Seller(s) in connection with such dispute.

                           (d) Subject to paragraph (e) below, in the event that
the amount proposed by the Earn-Out Disputing Seller(s) (as reflected by the applicable Earn-Out Dispute Notice) as constituting the 1998 EBIT or the 1999 EBIT (as applicable) equals or exceeds 110% of the 1998 EBIT or 1999 EBIT (as applicable) as set forth in an Earn-Out DAF Report, then the Earn-Out Disputing Seller(s) shall pay (i) all fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of the relevant dispute and (ii) all out-of-pocket fees and expenses, including attorneys' fees and expenses, incurred by the Purchaser in connection with such dispute.

                           (e) In the event that, in connection with any
Earn-Out DAF Report, both (i) the Purchaser would be required to make the payments contemplated by clauses (i) and (ii) of Section 3.4(c) and (ii) the Earn-Out Disputing Seller(s) would be required to make the payments contemplated by clauses (i) and (ii) of Section 3.4(d), then notwithstanding anything in
Section 3.4(c) or (d) to the contrary, (x) all fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of the relevant dispute shall be borne equally by the Purchaser, on the one hand, and the Earn-Out Disputing Seller(s), on the other hand, and (y) each of the Purchaser, on the one hand, and the Earn-Out Disputing Seller(s), on the other hand, shall bear the out-of-pocket fees and expenses incurred by it in connection with such dispute.

                           3.5 Payment. (a) Any payment required to be made to
any Seller in respect of the 1998 Base Amount pursuant to Section 3.1(b), 3.2(b) or 3.3 shall be made by the Purchaser to such Seller (i) in the event that a Stock Election Notice is not delivered on a timely basis with respect to such payment, within five Business Days after the earlier of (x) the date, if any, on which such Seller notifies the Purchaser in writing that it has waived its right to apply all, or any part, of such payment to the purchase from the Glenoit IPO Company of Glenoit Common Stock (which notice, once received by the Purchaser, shall be irrevocable) and (y) the last day of the applicable 10-Business Day period under Section 3.2(a), and (ii) in the event that a Stock Election Notice is delivered on a timely basis with respect to such payment, within 20 Business Days after the date on which such Stock Election Notice is delivered to the Purchaser (or, in the case of any Application Amount that is to be applied to the purchase of shares of Glenoit Common Stock, the issuance of which has been subjected to a Postponement Period, within five calendar days after the later of
(A) the last day of such Postponement Period and (B) the last day on which a Rescission Notice may be delivered in accordance with Section 3.3(b) with respect to such Application Amount); provided, however, that if a Rescission Notice has been delivered on a timely basis with respect to any Application Amount pursuant to Section 3.3(b), then the Purchaser shall pay such Application Amount to the applicable Seller within five Business days after the date on which such Rescission Notice is delivered to the Purchaser. Any payment required to be made to any Seller in respect of the 1998 EBIT Excess Amount pursuant to
Section 3.1(b) shall be made by the Purchaser to such Seller within five Business Days after the date on which the 1998 EBIT is deemed to be final and binding pursuant to Section 3.4(b). Except as otherwise permitted by Section 3.2(b), each payment referred to in this Section 3.5(a) shall be made in cash by wire transfer in immediately available funds to the bank account set forth opposite the applicable Seller's name in Schedule 2.1(b).

                           (b) Any payment required to be made to any Seller in
respect of the 1999 Base Amount or the Cumulative EBIT Excess Amount pursuant to
Section 3.1(c), 3.1(d), 3.2(b) or 3.3 shall be made by the Purchaser to such Seller (i) in the event that a Stock Election Notice is not delivered on a timely basis with respect to such payment, within five Business Days after the earlier of (x) the date, if any, on which such Seller notifies the Purchaser in writing that it has waived its right to apply all, or any part, of such payment to the purchase from the Glenoit IPO Company of Glenoit Common Stock (which notice, once received by the Purchaser, shall be irrevocable) and (y) the last day of the applicable 10-Business Day period under Section 3.2(a), and (ii) in the event that a Stock Election Notice is delivered on a timely basis with respect to such payment, within 20 Business Days after the date on which such Stock Election Notice is delivered to the Purchaser (or, in the case of any Application Amount that is to be applied to the purchase of shares of Glenoit Common Stock, the issuance of which has been subjected to a Postponement Period, within five calendar days after the later of (A) the last day of such Postponement Period and (B) the last day on which a Rescission Notice may be delivered in accordance with Section 3.3(b) with respect to such Application Amount); provided, however, that if a Rescission Notice has been delivered on a timely basis with respect to any Application Amount pursuant to Section 3.3(b), then the Purchaser shall pay such Application Amount to the applicable Seller within five Business Days after the date on which such Rescission Notice is delivered to the Purchaser. Any payment required to be made to any Seller in respect of the 1999 EBIT Excess Amount pursuant to Section 3.1(c) shall be made by the Purchaser to such Seller within five Business Days after the date on which the 1999 EBIT is deemed to be final and binding pursuant to Section 3.4(b). Except as otherwise permitted by Section 3.2(b), each payment referred to in this Section 3.5(b) shall be made in cash by wire transfer in immediately available funds to the bank account set forth opposite the applicable Seller's name in Schedule 2.1(b).

                           (c) Interest shall accrue on all cash amounts payable
to any Seller pursuant to Section 3.1, 3.2 or 3.3 that are not paid within the applicable five-Business Day period as set forth in Section 3.5(a) or 3.5(b), in each case from the earlier of (i) the date which is the sixteenth day after, as the case may be, the delivery of the 1998 Report or the 1999 Report and (ii) the date which is 90 days after the last day of the Company's fiscal year ending on or about December 31, 1998 or December 31, 1999 (as the case may be), until the date on which the applicable amount is paid in full. Such interest shall accrue at a rate per annum equal to the sum of (i) 2% plus (ii) the "prime rate" as reported in the Wall Street Journal (or, if no longer published, a comparable publication satisfactory to the parties hereto) from time to time during the accrual period. Interest shall be payable monthly on the last day of each calendar month during the accrual period by wire transfer in immediately available funds to the bank account set forth opposite the applicable Seller's name in Schedule 2.1(b).

                           3.6 Operation of the Company. (a) During the period
from and including the Closing Date through and including December 31, 1999, the Purchaser shall not, without the prior written consent of the Sellers: (i) sell or otherwise dispose of any shares of the Company's capital stock if, as the result of such sale or other disposition, the Company ceases to be a Subsidiary of the Purchaser; (ii) sell or otherwise dispose of a significant portion of the Assets and Properties of the Company and its Subsidiaries taken as a whole, other than (x) sales or other dispositions of inventory, equipment and other Assets and Properties in the ordinary course of business and (y) any sale or other disposition of accounts receivable for financing purposes; or (iii) permit the Company or any Subsidiary thereof to merge or consolidate with any other entity (other than the Company or any Subsidiary thereof).

                           (b) From the Closing Date through December 31, 1999,
(i) the Purchaser shall permit the Company and its Subsidiaries to conduct their business in the ordinary course in a manner consistent with reasonable business practices, (ii) all intercompany transactions (including corporate overhead allocations) between the Company or any Subsidiary thereof, on the one hand, and the Purchaser or any of its Affiliates (other than the Company or any Subsidiary thereof), on the other hand, shall be on terms which, in the aggregate, are not less favorable to the Company or any such Subsidiary than those that would be obtained in an arm's-length transaction between Persons that are not Affiliates, and (iii) the Purchaser shall not require the Company or any Subsidiary thereof to hire any additional officer or employee without the prior consent of each Block Brother that is then employed by the Company as its principal executive officer or co-principal executive officer.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                               THE SELLER PARTIES

                           The G. Block Parties hereby jointly and severally
represent and warrant to the Purchaser that each statement contained in this
Article IV with respect to G. Block, the B/L Trust or any of the Combined Companies is true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date, except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct only as of such date. The J. Block Parties hereby jointly and severally represent and warrant that each statement contained in this Article IV with respect to J. Block, the J. Block Trust or any of the Combined Companies is true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date, except to the extent that any such statement is expressly made as of a specific date, in which case such statement will be true and correct only as of such date. S. Block hereby represents and warrants that each statement contained in this Article IV with respect to S. Block or any of the Combined Companies is true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date, except to the extent that any such statement is expressly made as of a specific date, in which case such statement will be true and correct only as of such date.

                           4.1 Organization and Qualification. APE is a
corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. APE is duly qualified, licensed or admitted to do business and is in good standing in such other jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for any failures to be so qualified, licensed or admitted to do business or to be in good standing which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company. APE has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of its articles of incorporation and regulations, in each case together with all amendments thereto and as in effect on the date hereof. The name of each member of APE's board of directors, and the name of each officer of APE and the position with APE held by each such officer, are listed in Schedule 4.1.

                           4.2 Power and Authority. (a) The Company has the
requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the board of directors of APE, which action is the only action necessary to authorize the execution, delivery and performance by APE of this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due and valid authorization, execution and delivery hereof by the Purchaser) constitutes, and upon the execution and delivery by the Company of the Transaction Documents to which it is a party (and assuming the due and valid authorization, execution and delivery thereof by each of the other parties thereto (other than the Seller Parties)), each such Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                           (b) Each Seller Party has the requisite power and
authority (and, in the case of G. Block, J. Block and S. Block, the requisite legal capacity) to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. In the case of each Trust, the execution and delivery by such Trust of this Agreement and the Transaction Documents to which it is a party, the performance by such Trust of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of the trustee or trustees (as the case may be) of such Trust, which action is the only action necessary to authorize the execution, delivery and performance by such Trust of this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by each Seller Party and (assuming the due and valid authorization, execution and delivery hereof by the Purchaser) constitutes, and upon the execution and delivery by each Seller Party of the Transaction Documents to which it is a party (and assuming the due and valid authorization, execution and delivery thereof by each of the other parties thereto (other than the other Seller Parties and APE)), each such Transaction Document will constitute, a legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                           4.3 Capital Stock. (a) The authorized capital stock
of the Company consists of 750 shares of the Company's common stock, no par value. Except for the APE Common Stock, no shares of the Company's authorized capital stock are outstanding. Each share of the APE Common Stock has been validly issued in compliance with all applicable federal and state securities Laws, and is fully paid and nonassessable. Each Seller owns, beneficially and of record, the number of shares of APE Common Stock set forth opposite its name in
Schedule 4.3(a), free and clear of all Liens. Except as set forth in this Agreement and in Schedule 4.3(a), none of the Company or the Seller Parties has entered into any agreement, arrangement or understanding with respect to the voting, sale, transfer or other disposition of any shares of APE Common Stock. Except as set forth in Schedule 4.3(a), there are no outstanding Options with respect to the Company or agreements, arrangements or understandings to issue Options with respect to the Company, and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of shares of capital stock of or other equity interests in the Company or any of its Subsidiaries.

                           (b) Except for the Company and Vishnu Company
Limited, none of the Seller Parties, directly or indirectly, holds any equity, partnership, limited liability company, joint venture or other interest in any Person engaged in the Business in any manner whatsoever.

                           4.4 Subsidiaries. Schedule 4.4 lists (i) the name of
each Subsidiary of the Company and the jurisdiction of its incorporation or organization, (ii) the amount of its authorized, and its issued and outstanding, capital stock or other equity interests and (iii) the principal lines of business in which each such Subsidiary is participating or engaged. Each Subsidiary of the Company is a direct Subsidiary of the Company, is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has full power and authority to conduct its business as presently conducted and to own, use and lease its Assets and Properties. Each Subsidiary of the Company is duly qualified, licensed or admitted to do business and is in good standing in such other jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary except for any failures to be so qualified, licensed or admitted to do business or to be in good standing which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company. All of the outstanding shares of capital stock of or other equity interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in Schedule 4.4, are owned, beneficially and of record, by the Company free and clear of all Liens. There are no outstanding Options with respect to any Subsidiary of the Company or agreements, arrangements or understandings to issue Options with respect to any such Subsidiary. The name of each director and officer of each Subsidiary of the Company, and the position with such Subsidiary held by each such officer, are listed in Schedule 4.4. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable charter documents) of each Subsidiary of the Company, in each case together with all amendments thereto and as in effect on the date hereof. Except as set forth in Schedule 4.4, neither the Company nor any of its Subsidiaries holds any equity, partnership, limited liability company, joint venture or other interest in any Person. At all times from and after its formation, GAC has not had any Subsidiary that has conducted any business or other operations or incurred any material Liability.

                           4.5 No Conflicts. The execution and delivery by each
of the Seller Parties and the Company of this Agreement and the Transaction Documents to which it is a party, the performance by each of the Seller Parties and the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated by this Agreement and the Transaction Documents do not and will not:

                           (a) conflict with or result in a violation or breach
of any of the terms, conditions or provisions of (i) the certificate of incorporation, regulations or by-laws (or other comparable charter documents) of the Company or any of its Subsidiaries or (ii) the constitutive documents governing any Trust;

                           (b) conflict with or result in a violation or breach
of any Law or Order applicable to the Company, any Subsidiary thereof or any Seller Party except for any such violations or breaches which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company; or

                           (c) except as disclosed in Schedule 4.5, (i) conflict
with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of the Seller Parties, the Company or any Subsidiary thereof to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments from the Company or any Subsidiary thereof under, (vi) result in the creation of any new, additional or increased liability of the Company or any Subsidiary thereof under or (vii) result in the creation or imposition of any Lien upon any of the Seller Parties, the Company or any Subsidiary thereof or any of their respective Assets and Properties under, any Contract or Permit to which any of the Seller Parties, the Company or any Subsidiary thereof is a party or by which any of their respective Assets and Properties is bound. None of the Designated Persons has any reason to believe that the consent of F. Schumacher & Co. required in connection with the transactions contemplated by this Agreement under the Restated License Agreement, dated March 31, 1998, between the Company and F. Schumacher & Co. (through its Waverly Division), will not be obtained in the ordinary course of business promptly following the Closing.

                           4.6 Governmental Approvals and Filings. Other than
any filings made pursuant to the HSR Act and the QSSS election referred to in
Section 4.11(o), no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of any of the Seller Parties, the Company or any Subsidiary thereof is required in connection with (a) the execution, delivery and performance by the Company or any Seller Party of this Agreement or any Transaction Document, or (b) the consummation of the transactions contemplated by this Agreement or any Transaction Document.

                           4.7 Books and Records. The minute books and other
similar records of the Company and each Subsidiary thereof, as made available to the Purchaser prior to the execution of this Agreement, contain a true and complete record, in all material respects, of all action taken at all duly convened meetings and by all written consents in lieu of meetings of the shareholders, the management committees and the boards of directors and subcommittees and committees of the boards of directors of the Company and each Subsidiary thereof.

                           4.8 Financial Statements. The Seller Parties have
furnished the Purchaser with (i) true and complete copies of the Audited Financial Statements together with all reports of the Seller Accountants thereon, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 27, 1998, and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for the six-month period ended June 27, 1998, certified on behalf of the Company by the Chief Financial Officer of the Company (the "Unaudited Financial Statements"). The Audited Financial Statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the dates and for the periods specified therein, all in conformity with GAAP. The Unaudited Financial Statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of June 27, 1998 and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the six-month period ended June 27, 1998, all in conformity with GAAP (subject to normal year-end audit adjustments that will not have or reflect a material adverse effect on the Business or Condition of the Company), except for the June 27 Inventory Charge and as otherwise specifically noted in the notes thereto. Immediately before giving effect to the Closing, the aggregate principal amount outstanding under the Company's credit facilities with The Provident Bank will be equal to $16,500,000, and the aggregate amount of accrued but unpaid interest and other sums owing under or in respect of such credit facilities will not exceed $85,000.

                           4.9 Absence of Changes. Since June 27, 1998, except
as set forth in Schedule 4.9 and excluding the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, there has not been any event or development which, individually or together with other such events and developments, has had or could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. In addition, without limiting the foregoing, except as disclosed in the corresponding subsection of Schedule 4.9 and excluding the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to occur on the Closing Date, during the period from and including June 27, 1998 (or, in the case of subparagraph (a) below, May 2, 1998) through and including the date hereof, none of the Combined Companies has:

                           (a) (i) declared, set aside or paid any dividend or
other distribution in respect of the capital stock of or other equity interests in any of the Combined Companies, or (ii) directly or indirectly redeemed, purchased or otherwise acquired any such capital stock or other equity interests;

                           (b) authorized, issued, sold or otherwise disposed
of, or granted any Option with respect to, any shares of capital stock of or other equity interests in any of the Combined Companies, or modified or amended any right of any holder of any outstanding shares of capital stock of or other equity interests in or Option with respect to any of the Combined Companies;

                           (c) other than pursuant to the terms of the existing
employment contracts listed in Schedule 4.18(a): (i) increased salary, wages or other compensation (including any bonuses, commissions and any other payments) of any officer, employee or consultant of any of the Combined Companies whose annual salary, wages and other compensation is, or after giving effect to such change would be, in the aggregate, $100,000 or more per annum; (ii) established or modified (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or
(iii) adopted, entered into, amended in any material respect, modified in any material respect, or terminated (in whole or in part) any Benefit Plan;

                           (d) other than Liabilities under surety bonds and
trade payables incurred in the ordinary course of business, (i) incurred any Indebtedness (other than Indebtedness which, for the Combined Companies taken as a whole, does not exceed $50,000 in aggregate principal amount), (ii) made or agreed to make any loans to any Person (iii) incurred any Liability under or in respect of any surety bond, or (iv) made or agreed to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waived any material right of any of the Combined Companies under, any Indebtedness of or owing to any of the Combined Companies;

                           (e) suffered any physical damage, destruction or
other casualty loss (whether or not covered by insurance) materially and adversely affecting the real property, personal property, equipment or other tangible Assets and Properties of the Combined Companies, taken as a whole;

                           (f) failed to pay or satisfy when due any obligation
of the Combined Companies, except for any such failures which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company;

                           (g) acquired any business or material amount of
Assets and Properties of any Person (whether by merger, consolidation or otherwise) or leased or otherwise disposed of, or incurred a Lien (other than a Permitted Lien) on, any Assets and Properties of any of the Combined Companies, in each case, other than acquisitions or dispositions of inventory and equipment in the ordinary course of business consistent with past practice;

                           (h) entered into any Contract described in clause
(vi)(A), (vi)(B) or (vi)(C) of Section 4.18(a), other than in the ordinary course of business consistent with past practice, or terminated (in whole or in part), granted a waiver under or given any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in Schedule 4.15(a) or Schedule 4.18(a),
(ii) any Permit held by the Company or any Subsidiary thereof or (iii) any Intellectual Property listed in Schedule 4.17(a);

                           (i) commenced any new line of business or (except for
the acquisition by the Company of all the issued and outstanding shares of capital stock of GAC on September 15, 1998, pursuant to that certain Stock Purchase Agreement dated as of September 15, 1998 by and between the Company, S. Block, J. Block and G. Block) engaged in any Business Combination;

                           (j) entered into any Contract with any shareholder,
partner, member or Affiliate of any of the Combined Companies, other than any such Contract disclosed to the Purchaser in Schedule 4.18(a);

                           (k) other than the June 27 Inventory Charge, made any
material change in the accounting methods or procedures of any of the Combined Companies; or

                           (l) entered into any agreement to do or engage in any
of the foregoing.

                           4.10 No Undisclosed Liabilities. As of the Closing
Date, there will be no contingent Liabilities of, relating to or affecting the Company, any Subsidiary thereof or any of their respective Assets and Properties, which are required by GAAP to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries as of that date, other than (i) Liabilities reflected or reserved against in the consolidated combined balance sheet included in the Unaudited Financial Statements, (ii) Liabilities disclosed in Schedule 4.10, and (iii) Liabilities incurred in the ordinary course of business consistent with past practice since June 27, 1998.

                           4.11 Taxes. Except as set forth in Schedule 4.11:

                           (a) All Tax Returns required to have been filed on or
before the Closing Date by or with respect to any of the Combined Companies, or any affiliated, combined, consolidated, unitary or similar group of which any of the Combined Companies is or was a member (a "Relevant Tax Group") with any Taxing Authority have been duly and timely filed (with due regard to extensions in accordance with all applicable laws), and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. All Taxes due and payable by any of the Combined Companies, whether or not shown on any Tax Return, have been paid.

                           (b) The provisions for Taxes due by the Combined
Companies (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the Audited Financial Statements and the Unaudited Financial Statements were sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of the Combined Companies.

                           (c) All Tax Returns filed with respect to taxable
years of the Combined Companies through the taxable year ended December 31, 1993, have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. None of the Combined Companies is party or subject to any agreement extending the time within which to file any Tax Return due on or before the Closing Date that has not been filed. No waiver or extension of any statute of limitations is in effect with respect to any Tax Return or the payment of Taxes nor has any extension of time with respect to the payment of any Tax assessment or deficiency been requested or granted (other than with respect to limitation periods that have since expired). No power of attorney has been executed or filed with respect to any of the Combined Companies with any taxing authority.

                           (d) Schedule 4.11(d) contains a list of states,
territories and jurisdictions (foreign or domestic) to which any Tax is properly payable by any of the Combined Companies. Since January 1, 1994, no claim has been made by any Taxing Authority in a jurisdiction in which any of the Combined Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           (e) Each of the Combined Companies has withheld and
paid all Taxes required to have been withheld and paid by it on or before the Closing Date in connection with amounts paid or owing to any employee, former employee, creditor, shareholder, Affiliate, customer or supplier or any other third party.

                           (f) None of the Seller Parties, the Company or any
Subsidiary thereof expects any Taxing Authority to assess any additional Taxes against or in respect of it or any Subsidiary thereof for any past period. There is no presently pending dispute or claim concerning any Tax liability of the Company or any Subsidiary thereof either (i) claimed or raised by any Taxing Authority or (ii) otherwise actually known to the Seller Parties or to the Company or any Subsidiary thereof. No issues have been raised in any examination by any Taxing Authority with respect to any of the Seller Parties or the Combined Companies, which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 4.11(f) lists all federal, state, local and foreign income Tax Returns filed by or with respect to any of the Combined Companies and indicates those Tax Returns that currently are the subject of audit. The Seller Parties and the Company have delivered to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, any of the Seller Parties or the Combined Companies, in each case since January 1, 1992.

                           (g) None of the Combined Companies has requested or
received any written ruling related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                           (h) Neither the Company nor any Subsidiary thereof
has any liability for Taxes of any Seller Party or any other Person other than the Company or any Subsidiary thereof (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

                           (i) None of the Combined Companies has agreed to, is
required to, or reasonably expects that it might have to, make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code (or comparable provisions of any state statutes). None of the Assets and Properties of the Company or any Subsidiary thereof is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes, and none of the Assets and Properties of the Company or any Subsidiary thereof is property which the Company or any other Person is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code.

                           (j) Neither the Company nor any Subsidiary thereof is
a party to any Tax allocation or sharing agreement or is under any other contractual obligation to indemnify any other Person with respect to Taxes or to provide for any payments with respect to taxable income or Tax assets.

                           (k) Neither the Company nor any Subsidiary thereof is
a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

                           (l) No Taxing Authority has proposed Tax adjustments
which have not been withdrawn with respect to any of the Combined Companies directly or indirectly in respect of an intercompany transaction or arrangement between or among any of the Seller Parties or the Combined Companies for any period ending on or prior to the Closing Date, including (i) any Tax arising from an adjustment in respect of such transaction or arrangement under Section 482 of the Code, the Treasury Regulations thereunder, any related provision or any similar provision of state, local or foreign law and (ii) any Tax arising from a failure to fully comply with applicable documentation, record keeping and filing requirements in respect of such transaction or arrangement.

                           (m) None of the Combined Companies has participated
in or cooperated with an international boycott within the meaning of Section 999 of the Code.

                           (n) There are no Liens for Taxes upon assets of the
Company or any Subsidiary thereof, except Liens for current Taxes not yet due.

                           (o) APE made a valid election (or under applicable
state law, an election was made or was deemed to have been made) to be treated as an S corporation, as defined in Section 1361 of the Code (and applicable provisions of state and local law), (i) for federal and Ohio state income tax purposes for its taxable year beginning on February 1, 1991 and has been a valid S corporation for federal and Ohio state income tax purposes for such taxable year and all subsequent taxable years, (ii) for California state income tax purposes for its taxable year beginning on July 1, 1996, has been a valid S corporation in such state for such taxable year and all subsequent taxable years and has not elected to be treated as a C corporation for California state income tax purposes for any period and (iii) for New York state for its taxable year beginning on January 1, 1998. GAC made a valid election to be treated as an S corporation, as defined in Section 1361 of the Code, for federal income tax purposes for its taxable year beginning on February 1, 1991 and has been a valid S corporation for federal income tax purposes for such taxable year and all subsequent taxable years or was a qualified subchapter S subsidiary, as defined in Section 1361(b)(3) of the Code (and applicable provisions of state and local law) (a "QSSS"), of APE for federal, California state, Ohio state and New York state income tax purposes or a valid election to be treated as a QSSS was mailed prior to the Closing Date. As of the Closing Date, APE will have made or mailed (or under applicable state law, will be deemed to have made) a valid QSSS election for GAC for federal, California state, Ohio state and New York state income tax purposes, or a valid election to be so treated was mailed prior to the Closing Date, in each case effective as of September 15, 1998.

                           4.12 Legal Proceedings. (a) Except as set forth in
Schedule 4.12, (i) none of the Designated Persons has knowledge of any material Orders outstanding against any of the Seller Parties, the Company or any Subsidiary thereof and (ii) there are no Actions or Proceedings pending or, to the knowledge of the Designated Persons, threatened against, relating to or affecting any of the Company, any Subsidiary thereof, any Seller Party or any of their respective Assets and Properties other than (x) in the case of the Company and its Subsidiaries, (A) Actions or Proceedings that, if determined adversely to the Company or any such Subsidiary, would not reasonably be expected to have, individually or in the aggregate with other such Actions or Proceedings, a material adverse effect on the Business or Condition of the Company, and (y) in the case of any Seller Party, Actions or Proceedings that do not relate to the Business or any of the transactions contemplated by this Agreement or any Transaction Document. None of the Seller Parties, the Company or any Subsidiary thereof is in material default with respect to any Order (other than, in the case of the Seller Parties, Orders that do not relate to the Business or the transactions contemplated hereby), and there are no unsatisfied judgments against the Seller Parties, the Company or any Subsidiary thereof. None of the Seller Parties, the Company or any Subsidiary thereof expects an adverse determination of any pending Action or Proceeding that would, individually or in the aggregate with other such determinations, have a material adverse effect on the Business or Condition of the Company.

                           (b) Prior to the execution of this Agreement, the
Seller Parties and the Company have delivered to the Purchaser all responses of counsel for the Combined Companies to auditors' requests for information for the preceding three years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting any of the Combined Companies.

                           (c) The aggregate amount of Losses owed to Ihsan
Yousof Textile, Ltd. and its Affiliates (together with any related attorneys' fees and expenses) that may be incurred by the Company and its Subsidiaries in connection with any pending or threatened Action or Proceeding arising out of the particular facts and circumstances upon which the complaints filed against the Company in Pakistan by Ihsan Yousof Textile, Ltd. are based will not exceed $175,000.

                           4.13 Compliance with Laws and Orders. Each of the
Combined Companies and the conduct of the Business are in compliance with all applicable Laws and Orders, except for such failures to comply which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company. None of the Seller Parties, the Company or any Subsidiary thereof has received any notice that the Company or any such Subsidiary is not in compliance with any of such Laws or Orders, except for such failures to comply which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company.

                           4.14 Benefit Plans; ERISA. All Benefit Plans are
listed in Schedule 4.14, and copies of all documentation relating to such Benefit Plans have been delivered or made available to the Purchaser (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, material employee communications, and IRS determination letters). Except as disclosed in the corresponding subparagraph of Schedule 4.14:

                           (a) each Benefit Plan and the administration thereof
complies, and has at all times complied, in all material respects with the requirements of all applicable Laws, including ERISA and the Code; and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code;

                           (b) no Benefit Plan is a multiemployer plan within
the meaning of Section 3(37) of ERISA or a multiple employer plan within the meaning of Section 413(c) of the Code;

                           (c) no Liabilities exist or, to the knowledge of any
of the Designated Persons, would reasonably be expected to arise with respect to the Company's Defined Benefit Pension Plan which was terminated effective November 30, 1996;

                           (d) none of the Seller Parties, the Company, the
Subsidiaries thereof or the ERISA Affiliates has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA;

                           (e) no benefit under any Benefit Plan, including any
severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                           (f) no Tax has been incurred under Section 511 of the
Code with respect to any Benefit Plan (or any trust or other funding vehicle utilized pursuant thereto);

                           (g) no Benefit Plan (other than the Company's Defined
Benefit Pension Plan which was terminated effective November 30, 1996) is subject to Title IV of ERISA;

                           (h) no Benefit Plan provides health or death benefit
coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

                           (i) no Actions or Proceedings (excluding claims for
benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of any of the Designated Persons, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to any of the Seller Parties, the Company or any Subsidiary thereof that could reasonably be expected to give rise to any such Action or Proceeding; and

                           (j) all contributions to Benefit Plans that were
required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP in all material respects, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 4.14, and each of the Seller Parties, the Company and the Subsidiaries thereof has performed all material obligations required to be performed by it under all Benefit Plans.

                           4.15 Real Property. (a) Schedule 4.15(a) contains a
true and correct list of each parcel of real property leased, subleased or otherwise occupied by the Company or any Subsidiary thereof directly or indirectly (as lessor or lessee) (the "Leased Real Property"), together with a true and correct list of all such leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the "Real Property Leases").

                           (b) Neither the Company nor any Subsidiary thereof
owns any real property.

                           (c) Subject to the terms of the respective Real
Property Leases, either the Company or a Subsidiary thereof has a valid and subsisting leasehold estate in and the right to quiet enjoyment to each Leased Real Property for the full term of the lease thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms in all material respects, of the Company or a Subsidiary thereof (as applicable) and of each other Person that is a party thereto, and except as set forth in Schedule 4.15(c), there is no, and none of the Seller Parties, the Company or any Subsidiary thereof has received notice of, and none of the Designated Persons has knowledge of, any material default (or any condition or event which, after notice or lapse of time or both, would constitute a material default) thereunder. Neither the Company nor any Subsidiary thereof owes brokerage commissions or finders fees with respect to any Real Property Lease or renewal or extension thereof. Neither the Company nor any Subsidiary thereof has assigned, sublet, transferred, hypothecated or otherwise disposed of any material interest in any Real Property Lease. No material penalties are accrued and unpaid under any Real Property Lease. To the knowledge of each Designated Person, no landlord under any Real Property Lease has exercised any option to
(i) terminate the same, (ii) lease additional space or (iii) reduce or relocate the leased premises.

                           (d) The Company has delivered to the Purchaser prior
to the execution of this Agreement true and complete copies of all Real Property Leases.

                           (e) The improvements on the Leased Real Property: (i)
are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and there are no condemnation, appropriation or other similar proceedings pending or, to the knowledge of each Designated Person, threatened against any Leased Real Property or the improvements thereon;
(ii) are in compliance with all applicable Laws in all material respects; and
(iii) are improvements as to which the Company and its Subsidiaries have obtained all necessary governmental permits and approvals (which permits and approvals, to the extent material to the Company and its Subsidiaries taken as a whole, have been duly paid for and issued and are in full force and effect), except for any such permits or approvals the absence of which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company. Except as disclosed in Schedule 4.15(e), neither the Company nor any Subsidiary thereof has received notice that it is in default under a Permitted Lien.

                           (f) None of the Designated Persons has any knowledge
of any Action or Proceeding, actual or threatened, against the Company, any Subsidiary thereof or any Leased Real Property by any Person which would, if determined adversely to the Company or such Subsidiary, materially and adversely affect the future use, occupancy or value of any Leased Real Property.

                           4.16 Tangible Personal Property. Except as disclosed
in Schedule 4.16, either the Company or a Subsidiary thereof is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all material tangible personal property used in the conduct of the Business, including (a) all equipment reflected on the balance sheet included in the Unaudited Financial Statements and (b) all equipment acquired by the Company or any such Subsidiary since June 27, 1998 (in each case other than equipment disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement). Except as disclosed in Schedule 4.16, all such material tangible personal property is free and clear of all Liens, other than Permitted Liens, and is adequate and suitable in all material respects for the conduct by the Company and its Subsidiaries of the Business as presently conducted by them, and is in good working order and condition, ordinary wear and tear excepted.

                           4.17 Intellectual Property Rights. All valid patents,
trademarks and copyrights and applications and registrations therefor, and licenses in respect of Intellectual Property, owned or used by any of the Combined Companies in connection with the conduct of the Business as of June 27, 1998 are listed in Schedule 4.17. To the knowledge of the Designated Persons, except as set forth in Schedule 4.17, the Company or a Subsidiary thereof either owns or has a valid and binding license to use each item of Intellectual Property set forth in Schedule 4.17. In addition to the Intellectual Property listed in Schedule 4.17, the Company or a Subsidiary thereof owns or otherwise has a valid right to use each other item of Intellectual Property that is used in the conduct of the Business as currently conducted, except for such failures to own or have such a valid right which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company. Except as disclosed in Schedule 4.17, (i) all registrations of the Company or any Subsidiary thereof with and applications by the Company or any Subsidiary thereof to any Governmental or Regulatory Authority in respect of the Intellectual Property disclosed in Schedule 4.17 are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company or any Subsidiary thereof to maintain their validity or effectiveness, (ii) the Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets in respect of the Business, (iii) neither the Company nor any Subsidiary thereof is, nor has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use any Intellectual Property disclosed in Schedule 4.17 or covered by any license listed therein and (iv) none of the Designated Persons has any knowledge that any such Intellectual Property or any other material Intellectual Property of the Company or any Subsidiary thereof is being infringed by any other Person. Except as set forth in Schedule 4.17, neither the Company nor any Subsidiary thereof has received notice that the Company or any such Subsidiary is infringing any Intellectual Property of any other Person in connection with the conduct of the Business as currently conducted; no claim is pending or, to the knowledge of any of the Designated Persons, has been made to such effect that has not been resolved; and, to the knowledge of each Designated Person, neither the Company nor any Subsidiary thereof is infringing in any material respect any Intellectual Property rights of any other Person in connection with the conduct of the Business as currently conducted.

                           4.18 Contracts. (a) Schedule 4.18(a) (with subsection
references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to the Purchaser prior to the execution of this Agreement), to which the Company or any Subsidiary thereof is a party or by which any of their respective Assets and Properties is bound (or, in the case of clauses (vi)(A), (vi)(B) and (vi)(C) below, to which any of the Combined Companies was a party as of June 27, 1998): (i) (A) all Contracts between or among the Company or any Subsidiary thereof, on the one hand, and any current holders of any equity interest in, or Affiliate of, any of the Combined Companies, or any Affiliate of any such equityholder or Affiliate (in each case other than the Company or any Subsidiary thereof), on the other hand; (B) all collective bargaining or similar labor Contracts; and (C) all Contracts (excluding Benefit Plans) providing for a commitment of employment other than any such Contract pursuant to which none of the Combined Companies (alone or together) will, or is required to, make aggregate payments in excess of $100,000 (whether in cash, securities or other property); (ii) all Contracts of the Company or any Subsidiary thereof to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated by this Agreement; (iii) all Contracts with any Person containing any provision or covenant prohibiting or materially limiting the ability of the Company or any Subsidiary thereof to engage in any line of business or compete with any Person or materially prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary thereof; (iv) all partnership, limited liability company, joint venture, shareholders' or other similar Contracts with any Person; (v) all Contracts (A) relating to or evidencing any Indebtedness of the Company or any Subsidiary thereof and all guarantees by other Persons of any Indebtedness or other obligations of the Company or any Subsidiary thereof; and (B) with respect to surety bonds; (vi) all Contracts (A) with distributors, dealers, manufacturers' representatives or sales agents, (B) with manufacturers, (C) with respect to the sale of services, products or both to customers or (D) with independent contractors, consultants or franchisees, other than any such Contract pursuant to which none of the Combined Companies (alone or together) or any other Person will, or is required to, make payments in excess of $100,000 (in each case whether in cash, services or other property); (vii) all Contracts relating to
(A) the future disposition or acquisition of any material amount of Assets and Properties, other than dispositions or acquisitions of inventory and equipment in the ordinary course of business consistent with past practice and the provisions of this Agreement, or (B) any Business Combination; (viii) all Contracts that limit or contain restrictions on the ability of the Company or any Subsidiary thereof to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire shares of its capital stock or other equity interests therein, as the case may be, to incur Indebtedness, to incur or suffer to exist any Lien (other than purchase money liens and Permitted Liens), to purchase or sell any Assets and Properties or to engage in any Business Combination; (ix) any other Contract not otherwise listed above which (A) is material to the Business or Condition of the Company (other than any such Contract that (x) does not require or involve aggregate payments of at least $100,000 in any calendar year or (y) is terminable by the Company or a Subsidiary thereof pursuant to its express terms on 90 days' or less notice without the imposition of any material termination penalty) or (B) resulted or could reasonably be expected to result, individually or in the aggregate with any such other Contracts, in a loss to the Company or any Subsidiary thereof in excess of $100,000; and (x) all powers of attorney or comparable delegations of authority (other than powers of attorney and comparable delegations of authority that are (A) required by law in order to qualify to do business in any jurisdiction or (B) provided with respect to other routine ministerial matters).

                           (b) Each Contract required to be disclosed in
Schedule 4.18(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms in all material respects, of each party thereto; and except as disclosed in Schedule 4.18(b) neither the Company nor any Subsidiary thereof (nor, to the knowledge of the Designated Persons, any other party to such Contract) is, or has received notice that it is, in material violation or breach of or default under any such Contract (or, with notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).

                           (c) To the knowledge of the Designated Persons,
except as disclosed in Schedule 4.18(c), none of the Contracts listed in
Schedule 4.18(a) has been or is reasonably likely to be, individually or in the aggregate with any other such Contracts, materially adverse to the Business or Condition of the Company.

                           4.19 Permits. Schedule 4.19 contains a true and
complete list of all Permits used in and material to the conduct of the Business, setting forth the issuing jurisdiction, the function and (where applicable) the expiration date of each. Except as disclosed in Schedule 4.19:
(i) either the Company or a Subsidiary thereof owns or validly holds all Permits that are required for and material to the conduct of the Business; (ii) each Permit listed in Schedule 4.19 is owned or validly held by the Company or a Subsidiary thereof and is valid, binding and in full force and effect and (iii) neither the Company nor any Subsidiary thereof is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such Permit.

                           4.20 Insurance; No Casualty Events. (a) Schedule 4.20
contains a true and complete list (including policy numbers) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies (including any self insurance programs, if any) currently in effect that insure the business, operations, employees, officers or directors of the Company or any Subsidiary thereof or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary thereof. Each of the insurance policies listed in Schedule 4.20 has been issued to the Company or a Subsidiary thereof. The insurance coverage provided by the policies listed in Schedule 4.20 (other than the policy issued by Acceptance Indemnity Insurance Company) will not terminate or lapse by reason of the transactions contemplated by this Agreement. To the knowledge of the Designated Persons, such policy issued by Acceptance Indemnity Insurance Company will not terminate or lapse by reason of the transactions contemplated by this Agreement. To the knowledge of the Seller Parties, the Company and its Subsidiaries, each policy listed in Schedule 4.20 is valid and binding and in full force and effect in all material respects. All premiums due under the policies listed in Schedule 4.20 have been paid when due (except for failures to pay any such premiums that, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company), and none of the Seller Parties, the Company or any Subsidiary thereof has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Except as disclosed in Schedule 4.20, none of the Designated Persons knows of any reason or state of facts that could lead to the cancellation of such policies.

                           (b) Except as disclosed in Schedule 4.9, since June
27, 1998, none of the Combined Companies has suffered any physical damage, destruction or other casualty loss (whether or not covered by insurance) materially and adversely affecting the real property, personal property, equipment and other tangible Assets and Properties of the Combined Companies, taken as a whole.

                           4.21 Affiliate Transactions. Except as disclosed in
Schedule 4.21, and except for Liabilities that are solely between or among the Company and one or more of its Subsidiaries, Liabilities that do not exceed $10,000 individually or $50,000 in the aggregate, and Liabilities arising under this Agreement and the Transaction Documents, (i) there are no Liabilities owed to the Company or any Subsidiary thereof, on the one hand, by any Seller Party, by any other current equityholder or Affiliate of any of the Combined Companies, or by any Affiliate of any Seller Party or of any such current equityholder or Affiliate, on the other hand, (ii) there are no Liabilities owed by either the Company or any Subsidiary thereof, on the one hand, to any Seller Party, to any other current equityholder or Affiliate of any of the Combined Companies, to any Affiliate of any Seller Party or of any such current equityholder or Affiliate, on the other hand, (iii) none of the Seller Parties or any other current equityholder or Affiliate of any of the Combined Companies provides or causes to be provided any Assets and Properties, services or facilities to the Company or any Subsidiary thereof, and (iv) neither the Company nor any Subsidiary thereof provides, or causes to be provided, any Assets and Properties, services or facilities to any such current equityholder or Affiliate.

                           4.22 Employees; Labor Relations. (a) Except as
disclosed in Schedule 4.22 and (in the case of clauses (i), (iii) and (vii)) except as would not, individually or together with other such exceptions, have a material adverse effect on the Business or the Condition of the Company: (i) neither the Company nor any Subsidiary thereof is engaged in any unfair labor practice; (ii) no unfair labor practice complaint is pending or, to the knowledge of the Designated Persons, threatened against either the Company or such Subsidiary before the National Labor Relations Board; (iii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending or, to the knowledge of the Designated Persons, threatened against the Company or any such Subsidiary; (iv) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Designated Persons, threatened against the Company or any such Subsidiary; (v) no union representation question exists with respect to employees of the Company or any Subsidiary thereof and, to the knowledge of the Designated Persons, no union organizing activities are taking place with respect to any such employees; (vi) no employees of the Company or any of its Subsidiaries are represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employees, and neither the Company nor any Subsidiary thereof is a party to, or has any obligation under, any collective bargaining agreement or other labor union contract, white paper or side agreement with any labor union or organization, or has any obligation to recognize or deal with any labor union or organization; and (vii) none of the Company or its Subsidiaries is involved in any industrial or trade dispute.

                           (b) Each of the Combined Companies has at all times
since January 1, 1995 been in compliance with all applicable Laws relating to employment, wages, hours, compensation, benefits, occupational health and safety, and payment and withholding of taxes in connection with employment except for such failures to comply that, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company. To the knowledge of the Designated Persons, each of the Company and its Subsidiaries has withheld all amounts required by Law or agreement to be withheld by it from wages, salaries and commissions, and neither the Company nor any Subsidiary thereof is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no material Actions or Proceedings pending or, to the knowledge of the Designated Persons, threatened against the Company or any Subsidiary thereof before any Governmental or Regulatory Authority involving or relating to any past or present employee or applicant for employment of the Company or any Subsidiary thereof, or relating to any acts, omissions or practices of the Company or any Subsidiary thereof relating to employment, wages, hours, compensation or benefits. Except as disclosed in Schedule 4.22(b) or in Schedule 4.12, neither the Company nor any Subsidiary thereof is party to or bound by any Order of any kind respecting the employment, wages, hours, compensation or benefits of any employees or prospective employees of the Company or any Subsidiary thereof.

                           4.23 Environmental Matters. Except as disclosed in
Schedule 4.23 and except as would not, individually or together with other such exceptions, have a material adverse effect on the Business or Condition of the
Company: (a) each of the Company and its Subsidiaries is in compliance with all Laws applicable to the Company or any Subsidiary thereof governing pollution or the protection of human health or the environment ("Environmental Laws"); (b) neither the Company nor any Subsidiary thereof has received any written notice that remains outstanding with respect to any Leased Real Property, or any shipment of Hazardous Substances by the Company or any Subsidiary thereof to any off-site location, or otherwise with respect to the conduct of the Business, from any Governmental or Regulatory Authority or any other Person alleging that the Company or any Subsidiary thereof is in violation of or has any liability under any applicable Environmental Laws; and (c) during the period in which the Company or any Subsidiary has leased or otherwise occupied any Leased Real Property, there has been no Release of a Hazardous Substance on or from such Leased Real Property that has resulted in contamination in excess of any applicable cleanup thresholds and for which the Company or any Subsidiary thereof could reasonably expect to incur liability pursuant to any existing Environmental Law.

                           4.24 Business Relationships. Except as set forth in
Schedule 4.24, since June 27, 1998, no business relationship of the Company or any Subsidiary thereof with any customer, supplier or group of customers or suppliers whose purchases or sales, as the case may be, individually or in the aggregate, are material to the Business or Condition of the Company, has been, or (to the knowledge of any Designated Person) has been threatened to be, terminated, canceled, limited or changed or modified adversely, and, to the knowledge of the Designated Persons, there exists no present condition or state of facts or circumstances with respect to any such business relationship that would materially and adversely affect the Business or Condition of the Company, or prevent the Company from conducting the Business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it was being conducted as of June 27, 1998.

                           4.25 Swap Arrangements. Neither the Company nor any
Subsidiary thereof is a party to, or has any Liabilities in respect of, any interest rate or currency swap, cap, collar or similar agreements or hedging device.

                           4.26 Other Negotiations; Brokers. None of the Seller
Parties, the Company, its Subsidiaries or any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Seller Party, the Company or any Subsidiary thereof or any such Affiliate) has entered into any agreement or had any discussions with any Third Party regarding any transaction involving the Company or any Subsidiary thereof which could result in the Purchaser or any of its shareholders, officers, directors, employees, agents or Affiliates being subject to any claim for Liability to such Third Party as a result of entering into this Agreement or any Transaction Document or consummating any of the transactions contemplated hereby or thereby. Except for all amounts payable to Prudential Securities, Inc. pursuant to the Engagement Letter disclosed in

Schedule 4.26 (which amounts shall be paid by the Seller Parties), no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or any Transaction Document on the basis of any act or statement made or alleged to have been made by any of the Seller Party, the Company, any Subsidiary thereof, any of their respective Affiliates or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Seller Party, the Company, any such Subsidiary or any such Affiliate.

                           4.27 Registration Rights. None of the Seller Parties,
the Company or any Subsidiary thereof has granted registration rights to any holder of any of the securities of the Company or any Subsidiary thereof.

                           4.28 Exemption from Registration; Restrictions on
Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Purchaser set forth in Section 5.5 are true and correct in all material respects, the offer and sale of the APE Common Stock made pursuant to this Agreement is exempt from the registration requirements of the Securities Act. None of the Seller Parties, the Company, its Subsidiaries or any Person authorized to act on behalf of any of them has, in connection with the offering of the APE Common Stock, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act), (ii) any action involving a "public offering" within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the APE Common Stock pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. None of the Seller Parties, the Company, its Subsidiaries or any Person authorized to act on behalf of any of them has made, directly or indirectly, any offer or sale of APE Common Stock or of securities of the same or a similar class as the APE Common Stock that could cause the offer and sale of the APE Common Stock contemplated hereby to fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act.

                           4.29 Holding Company Act and Investment Company Act
Status. Neither the Company nor any Subsidiary thereof is a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Subsidiary thereof is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                           4.30 Transfer of Business. APE and its wholly-owned
Subsidiaries are the only entities controlled by one or more of the Seller Parties that are engaged in the Business as currently conducted.

                           4.31 Product Warranties. Schedule 4.31 sets forth (i)
copies of all written warranties, guarantees and written warranty policies of the Company or any Subsidiary thereof in respect of products or services sold by the Company or any such Subsidiary which are currently in effect or may hereafter become effective (the "Warranty Obligations") and the duration of each such Warranty Obligation, (ii) each pending or, to the knowledge of the Designated Persons, threatened dispute with respect to any material Warranty Obligation and (iii) the experience of the Combined Companies during the past three years with respect to warranties, guarantees and warranty policies of or relating to the Business. Except as set forth in Schedule 4.31, there have not been any material deviations from the Warranty Obligations, and the salesmen, employees and agents of the Company or any Subsidiary thereof are not authorized to undertake obligations to any customer or other third parties in excess of such Warranty Obligations. Except as set forth in Schedule 4.31, to the knowledge of the Designated Persons, the aggregate Liabilities of the Company and its Subsidiaries with respect to (x) defects in the construction or design of products manufactured, designed, licensed or sold by any of the Combined Companies or (y) failures to satisfy contract or other specifications with respect thereto, are not material to the Business or Condition of the Company.

                           4.32 Disclosure. This Agreement and the Transaction
Documents do not, and the documents and certificates executed by any Seller Party or the Company at the Closing, or otherwise furnished by or on behalf of any Seller Party, the Company or any Subsidiary thereof to the Purchaser at the Closing, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                           4.33 Foreign Corrupt Practices Act. (a) None of the
Seller Parties, the Company, its Subsidiaries or their respective Affiliates has violated the FCPA.

                           (b) No director, officer, manager, stockholder or
other Affiliate of the Company or of any Subsidiary thereof is an official (as that term is used in the FCPA) of any foreign Governmental or Regulatory Authority or an official of any political party or candidate for a political office in a foreign country.

                           4.34 RFICA. As of the Closing, the RFICA will have
been terminated pursuant to a Waiver and Release Agreement substantially in the form of Exhibit G.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                The Purchaser hereby represents and warrants to the Seller Parties that the statements contained in this Article V are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date, except to the extent any such statement is expressly made as of a specific date, in which case such statement will be true and correct only as of such date.

                           5.1         Organization; Qualification. The
Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Purchaser is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for any failures to be so qualified, licensed or admitted to do business or to be in good standing which, individually or in the aggregate, would not have a material adverse effect on the financial condition or results of operations of the Purchaser and its Subsidiaries, taken as a whole.

                           5.2         Power and Authority. The Purchaser has
the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Purchaser's board of directors, which action is the only action necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming the due and valid authorization, execution and delivery hereof by each other party hereto) constitutes, and upon the execution and delivery by the Purchaser of the Transaction Documents to which it is a party (assuming the due and valid authorization, execution and delivery thereof by each other party thereto), each such Transaction Document will constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

                           5.3         No Conflicts. Except as disclosed in
Schedule 5.3, the execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, will not conflict with, or constitute a default under, any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of the Purchaser's certificate of incorporation or by-laws or of any Order of any Governmental or Regulatory Authority having jurisdiction over the Purchaser or any of its properties.

                           5.4         Governmental Approvals and Filings. Other
than any filings made pursuant to the HSR Act, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser or any Subsidiary thereof is required in connection with
(a) the execution, delivery and performance by the Purchaser of this Agreement or any Transaction Document to which it is a party, or (b) the consummation of the transactions contemplated by this Agreement or any such Transaction Document.

                           5.5         Purchase for Investment. The APE Common
Stock will be acquired by the Purchaser for its own account (and not as a nominee or agent) for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act, it being understood that the right to dispose of such APE Common Stock shall be entirely within the discretion of the Purchaser. The Purchaser represents and warrants that it is an "accredited investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). The Purchaser understands that the APE Common Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations contained in this Section 5.5.

                           5.6         Brokers.  Neither the Purchaser nor any
of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Purchaser or any such Affiliate) has entered into any agreement or had any discussions with any Third Party regarding any transaction involving the Company or any Subsidiary thereof which could result in any of the Seller Parties, or any of their respective agents or Affiliates (other than the Company and its Subsidiaries) being subject to any claim for Liability to such Third Party as a result of entering into this Agreement or any Transaction Document or consummating any of the transactions contemplated hereby or thereby. Except for Prudential Securities, Inc., the fees and expenses of which shall be borne by the Seller Parties, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or any Transaction Document on the basis of any act or statement made by the Purchaser.

                           5.7         Glenoit Common Stock.  The shares of
Glenoit Common Stock issuable by the Glenoit IPO Company pursuant to Article III, when issued and delivered in the manner set forth in Article III, will be duly authorized, validly issued, fully paid and nonassessable.

                           5.8         PARENTS AND SUBSIDIARIES.  SCHEDULE 5.8
lists (i) the name of each Subsidiary of Glenoit and the jurisdiction of its incorporation or organization, (ii) the amount of its authorized, and its issued and outstanding, capital stock or other equity interests and (iii) the principal lines of business in which each such Subsidiary is participating or engaged. All of the outstanding shares of capital stock of or other equity interests in each Subsidiary of Glenoit are owned, directly or indirectly, by Glenoit as described on Schedule 5.8. Other than Citicorp Venture Capital, Ltd., no Person owns more than 50% of the issued and outstanding shares of common stock of Glenoit.


                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

                           The G. Block Parties jointly and severally covenant
and agree with the Purchaser that, from and after the date hereof, each of G. Block, the B/L Trust and the Company shall comply with all the terms and provisions of this Article VI that are applicable to such party, except to the extent that the Purchaser may otherwise consent in writing. The J. Block Parties jointly and severally covenant and agree with the Purchaser that, from and after the date hereof, each of J. Block, the J. Block Trust and the Company shall comply with all the terms and provisions of this Article VI that are applicable to such party, except to the extent that the Purchaser may otherwise consent in writing. S. Block covenants and agrees with the Purchaser that, from and after the date hereof, each of S. Block and the Company shall comply with all the terms and provisions of this Article VI that are applicable to such party, except to the extent that the Purchaser may otherwise consent in writing. The Purchaser covenants and agrees with the Seller Parties that, from and after the date hereof, it shall comply with all the applicable terms and provisions of Sections 6.5, 6.6 and 6.9.

                           6.1         Regulatory and Other Approvals.  From the
date hereof through the Closing Date, the Seller Parties and the Company shall, and shall cause the Subsidiaries of the Company to, (a) proceed diligently and in good faith and use all reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, each Governmental or Regulatory Authority or other Person required of such Seller Party, the Company or such Subsidiary (as the case may be) to consummate the transactions contemplated hereby and by the Transaction Documents, (b) provide such other information and communications to each such Governmental or Regulatory Authority or other Person as the Purchaser or such Governmental or Regulatory Authority or other Person may reasonably request and
(c) cooperate with the Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, each Governmental or Regulatory Authority or other Person required of the Purchaser to consummate the transactions contemplated hereby or by the Transaction Documents. The Seller Parties or the Company will provide prompt notification to the Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

                           6.2         Investigation by the Purchaser.  From the
date hereof though the Closing Date, the Seller Parties and the Company shall:
(a) provide the Purchaser and its officers, employees, agents, counsel, accountants, financial advisors, consultants, lenders and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the Company's and its Subsidiaries' respective directors, officers, accountants, Assets and Properties and Books and Records, and (b) furnish the Purchaser and the Representatives with all such information and data (including copies of Contracts, Benefit Plans and other Books and Records) concerning the Company's and its Subsidiaries' business and operations, as the Purchaser or any of the Representatives reasonably may request in connection with such investigation. Nothing contained in this Section 6.2, and no investigation by or disclosure to the Purchaser or any Representative, shall affect the survival of or (except as otherwise expressly provided in Sections 6.5(b) and 6.5(c)) modify, limit or create any exception to the representations, warranties, covenants, agreements and indemnities of the Seller Parties hereunder or the conditions to the obligations of the Purchaser to close as set forth in Article VII hereof.

                           6.3         No Solicitations.  From the date hereof
through the earlier of (i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Article XII, none of the Seller Parties or the Company will take (or will permit any of its Subsidiaries or Affiliates to take), nor will any of the Seller Parties or the Company authorize or permit (or permit any of its Subsidiaries or Affiliates to authorize or permit) any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Seller Party, the Company or any such Subsidiary or Affiliate to take, directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with respect to the Company or any Subsidiary thereof, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with respect to the Company or any Subsidiary thereof or (c) to furnish or cause to be furnished any information with respect to the Company or any Subsidiary thereof to any Person who any Seller Party, the Company, any Subsidiary thereof or any Affiliate of any of them (or any such Person acting for or on behalf thereof) knows or has reason to believe is in the process of, or may be, considering any Business Combination with respect to the Company or any Subsidiary thereof, other than the transactions contemplated by this Agreement. If any Seller Party, the Company, any Subsidiary thereof or any Affiliate of any of them (or any such Person acting for or on behalf thereof) receives from any Person (other than the Purchaser) any offer, inquiry or informational request referred to above, then the Company will promptly advise such Person, by written notice, of the terms of this Section 6.3 and, concurrently with the giving of such notice, will deliver a copy thereof to the Purchaser. Without limiting the applicability of clause (c) above, nothing in this Section 6.3 shall be construed to prohibit the Seller Parties, the Company, its Subsidiaries or any Affiliate of any of them from furnishing, or causing to be furnished, information with respect to the Company or any Subsidiary thereof to any other Person in response to an unsolicited request for such information that is not made in furtherance of a proposed Business Combination.

                           6.4         Conduct of Business.  Except (i) as set
forth on Schedule 6.4, (ii) for the transactions contemplated by this Agreement and (iii) as otherwise approved in writing by the Purchaser, from the date hereof through the Closing Date, the Company shall (and shall cause its Subsidiaries to) conduct the Business only in the ordinary course consistent in all material respects with the past practice of the Company and otherwise in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, the Company shall (and shall cause its Subsidiaries to):

                           (a)         use all reasonable efforts to (i)
preserve intact the present business organization and reputation of the Company and its Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with the past practice of the Company) the services of the present officers, employees and consultants of the Company or any of its Subsidiaries, (iii) maintain the Assets and Properties of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers and lenders and other Persons with whom the Company or any Subsidiary thereof otherwise has significant business relationships, (v) continue all material current sales, marketing and promotional activities relating to the business and operations of the Company or any of its Subsidiaries and (vi) maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the policies listed in Schedule 4.20;

                           (b)         not directly or indirectly redeem,
purchase or otherwise acquire any of the capital stock of or other equity interests in the Company or any Subsidiary thereof;

                           (c)         not authorize, issue, sell or otherwise
dispose of, or grant any Option with respect to, any shares of capital stock of or other equity interests in the Company or any Subsidiary thereof, or modify or amend any right of any holder of any outstanding shares of capital stock of or other equity interests in or Option with respect to the Company or any Subsidiary thereof;

                           (d)         other than pursuant to the terms of the
existing employment Contracts listed in Schedule 4.18(a), not (i) increase salary, wages or other compensation (including any bonuses, commissions and any other payments) of any officer, employee or consultant of the Company or any Subsidiary thereof whose annual salary, wages and other compensation is, or after giving effect to such change would be, in the aggregate, $100,000 or more per annum; (ii) establish or modify (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iii) adopt, enter into, amend, modify or terminate (in whole or in part) any Benefit Plan;

                           (e)         other than trade payables incurred in the
ordinary course of Business, not (i) incur any Indebtedness, (ii) incur any Liability under or in respect of any surety bond, (iii) make or agree to make any loans to any Person or (iv) make or agree to make any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waive any right of the Company or any Subsidiary thereof under, any Indebtedness of or owing to the Company or any Subsidiary thereof;

                           (f)         not fail to pay or satisfy when due any
obligation of the Company or any Subsidiary thereof, except for any such failures which, individually or in the aggregate, would not have a material adverse effect on the Business or Condition of the Company;

                           (g)         not acquire any business or Assets and
Properties of any Person (whether by merger, consolidation or otherwise) or lease or otherwise dispose of, or incur a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary thereof, in each case, other than acquisitions or dispositions of inventory and equipment in the ordinary course of business consistent with past practice;

                           (h)         not enter into, amend, modify, terminate
(in whole or in part) or grant a waiver under or give any consent with respect to (i) any Contract which is required (or if it were in effect would be required) to be disclosed in Schedule 4.15(a) or Schedule 4.18(a), (ii) any Permit held by the Company or any Subsidiary thereof or (iii) any Intellectual Property; provided, however, that the Company may, in the ordinary course of business consistent with past practice, enter into any Contract that would be required to be disclosed in Schedule 4.18(a) (if it had been in effect on June 27, 1998) only pursuant to clause (vi)(A), (vi)(B) or (vi)(C) and, if applicable, clause (ix)(A) of Section 4.18(a).

                           (i)         not commence any new line of business, or
terminate or change any existing line of business of the Business;

                           (j)         not enter into any transaction with any
shareholder, partner, member or Affiliate of the Company or any Subsidiary thereof;

                           (k)         not make any change in the accounting
methods or procedures of the Company or any Subsidiary thereof;

                           (l)         not amend or modify the certificate or
articles of incorporation or by-laws or regulations (or other comparable charter documents) of the Company or any Subsidiary thereof; and

                           (m)         not enter into any agreement to do or
engage in any of the foregoing, including with respect to any Business Combination.

                           6.5         Notice and Cure.  (a)  From the date
hereof through the Closing Date, each of the Seller Parties, on the one hand, and the Purchaser, on the other hand, shall notify the other promptly in writing of, and contemporaneously shall provide the other with true and complete copies of, any and all information or documents relating to, and shall use all reasonable efforts to cure before the Closing, any event or circumstance occurring or arising after the date of this Agreement that causes or will cause any covenant or agreement of such notifying party under this Agreement to be breached. Each of the Seller Parties, on the one hand, and the Purchaser, on the other hand, also shall notify the other promptly in writing of, and shall use all reasonable efforts to cure before the Closing, any material breach of any covenant or agreement of such notifying party under this Agreement, whether occurring or arising before, on or after the date of this Agreement. Except as otherwise provided in Sections 6.5(b) and (c), no notice given pursuant to this Section 6.5 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit any Person's right to seek indemnity under Article X.

                           (b)         If (i) the Seller Parties become aware
that any event or development occurring after the date of this Agreement (but prior to the Closing) has resulted in any inaccuracy or omission in the representations and warranties contained in Article IV that, taken together with all such other inaccuracies or omissions, would result in the non-fulfillment of any of the conditions set forth in Section 7.1 or 7.10, and (ii) such inaccuracy or omission did not result from a material breach of any covenant of any of the Seller Parties contained herein, then the Seller Parties shall deliver to the Purchaser, prior to the Closing, a written notice describing the inaccuracy or omission in reasonable detail. If the Purchaser receives notice under this
Section 6.5(b) and thereafter fails to exercise its right to terminate this Agreement within the period specified in Section 12.1(b), such written notice pursuant to this Section 6.5(b) will be deemed to have amended and supplemented the relevant Schedule (if any), to have qualified such representations and warranties of the Seller Parties and to have cured such inaccuracy or omission in all respects.

                           (c)         If (i) the Purchaser becomes aware that
any event or development occurring after the date of this Agreement (but prior to the Closing) has resulted in any inaccuracy or omission in the representations and warranties contained in Article V that, taken together with all such other inaccuracies or omissions, would result in the non-fulfillment of any of the conditions set forth in Section 8.1, and (ii) such inaccuracy or omission did not result from a material breach of any covenant of the Purchaser contained herein, then the Purchaser shall deliver to the Seller Parties, prior to the Closing, a written notice describing the inaccuracy or omission in reasonable detail. If the Seller Parties receive notice under this Section 6.5(c) and thereafter fail to exercise the right to terminate this Agreement within the period specified in Section 12.1(b), such written notice pursuant to this Section 6.5(c) will be deemed to have amended and supplemented the relevant Schedule (if any), to have qualified such representations and warranties of the Purchaser and to have cured such inaccuracy or omission in all respects.

                           6.6         Fulfillment of Conditions.  From the date
hereof through the Closing Date, each of the Seller Parties and the Company, on the one hand, and the Purchaser, on the other hand, shall use all reasonable efforts to satisfy, or cause to be satisfied, each condition to the obligations of the other contained in this Agreement and shall not take any action that could reasonably be expected to result in the nonfulfillment of any such condition; provided, however, that nothing in this Agreement shall require the Purchaser to agree to any terms (including with respect to interest rates or amortization) or conditions that are more onerous than those contained in the Purchaser's existing credit facilities in order to satisfy the condition set forth on Section 7.9.

                           6.7         Noncompetition.  (a)  Other than pursuant
to this Agreement or any Transaction Document, for a period commencing on the Closing Date and ending on the earlier of (i) the second anniversary of the date on which his employment with the Purchaser is terminated pursuant to the applicable Employment Agreement and (ii) and the fifth anniversary of the Closing Date, each of G. Block, J. Block and S. Block shall not, and shall not permit his Affiliates (including the applicable Trust, in the case of G. Block or J. Block) to, directly or indirectly, own, manage, operate, join, have a financial interest in, control or participate in the ownership, management, operation or control of, or use or permit the name of APE to be used in connection with, or be otherwise connected in any manner with, (A) any business or enterprise engaged within any portion of the United States, Canada, Mexico or China (whether or not such business is physically located within the United States, Canada, Mexico or China) in the design, development, manufacture, distribution or sale at wholesale of any products, or the provision of any services, which the Company or any Subsidiary thereof was designing, developing, manufacturing, distributing, selling or providing at any time up to and including the Closing Date or (B) any business which is similar to or competitive with the Business; provided, however, that the foregoing restriction shall not be construed to prohibit the ownership by the applicable Block Brother or any of his Affiliates, as a passive investment, of not more than 5% of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Exchange Act, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market.

                           (b)         Other than pursuant to this Agreement or
any Transaction Document, for a period commencing on the Closing Date and ending on the earlier of (i) the second anniversary of the date on which his employment with the Purchaser is terminated pursuant to the applicable Employment Agreement and (ii) the fifth anniversary of the Closing Date, each of G. Block, J. Block, and S. Block shall not, and shall not permit his Affiliates (including the applicable Trust, in the case of G. Block or J. Block) to, directly or indirectly, influence any individual who was an employee or officer of the Company or any Subsidiary thereof as of the Closing Date to terminate his or her employment with the Company or any Subsidiary thereof or to become employed, directly or indirectly, by any of the Seller Parties or any of their respective Affiliates.

                           (c)         Rights and Remedies Upon Breach.  If any
Block Brother (or his Affiliates) breaches, or threatens to commit a breach of, any of the provisions contained in this Section 6.7, the Purchaser shall, in addition to and not in lieu of any other rights and remedies available to the Purchaser under law or in equity, be entitled to have the provisions of this
Section 6.7 specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the provisions of this
Section 6.7 would cause irreparable injury to the Purchaser and that money damages would not provide an adequate remedy to the Purchaser.

                           (d)         Severability of Covenants.  Each Block
Brother acknowledges and agrees that the provisions of this Section 6.7 are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that the provisions of this Section 6.7, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Section 6.7 shall not thereby be affected and shall be given full effect without regard to the invalid portions.

                           (e)         Blue-Pencilling.  If any court determines
that the provisions of this Section 6.7, or any part thereof, is unenforceable because of the geographical or temporal scope of such provision, such court shall have the power to reduce the geographical or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall be enforceable.

                           6.8         Termination of Certain Benefit Plans and
Options. As of the Closing Date, the Seller Parties shall cause each of the Phantom Stock Awards to be terminated and all Liabilities thereunder to be satisfied (without payment by the Company or any Subsidiary thereof). The Seller Parties shall be fully responsible for all applicable governmental filings and participant communications required or necessary with respect to such terminations and shall bear all costs associated therewith. With respect to the Benefit Plans, the Seller Parties shall assume only those obligations of the Company relating to, arising out of or in connection with the Phantom Stock Awards, and all other obligations relating to, arising out of or in connection with Benefit Plans shall remain obligations of the Company (it being understood that nothing in this Section 6.8 shall be deemed to limit or otherwise impair in any respect the rights of any Indemnified Person under Section 10.1(a) to exercise any rights or remedies available to it in respect of a breach of any representation or warranty contained in Section 4.14). Without limiting the generality of the foregoing, prior to the Closing, the Company shall take such steps as shall be necessary to cause all Options listed in Schedule 4.3(a) to be terminated and all payment and other rights in respect of such Options to be canceled and extinguished, all without any payment or other Liability on the part of the Company or any Subsidiary thereof.

                           6.9         D&O Insurance.  Commencing promptly
following the Closing Date, and continuing for so long as the Company is a Subsidiary of Glenoit, the Purchaser shall cause the Company to maintain directors' and officers' liability insurance for the benefit of the Block Brothers on substantially the same terms (including with respect to scope and duration) that such insurance is maintained for the benefit of the current or former directors and officers of Glenoit.

                           6.10        Incentive Compensation Agreements.
Following the Closing, the Seller Parties and their respective Affiliates (other than the Company and its Subsidiaries) may enter into Initial Incentive Compensation Agreements with any or all of the Persons listed in Schedule 1.1(b), provided that the Seller Parties shall cause each such Initial Incentive Compensation Agreement to be in substantially the form of Exhibit C. Without the prior written consent of the Purchaser (i) none of the Sellers Parties shall (or shall permit its Affiliates to) be a party or enter into any Incentive Compensation Agreement with any Person other than as expressly permitted by the immediately preceding sentence; (ii) none of the Seller Parties shall (or shall permit its Affiliates to) directly or indirectly waive, amend, supplement or otherwise modify any term or provision of any Incentive Compensation Agreement; and (iii) none of the Block Brothers, in his capacity as a director, officer or employee of the Company, shall cause or permit the Company to terminate the employment of any Person that is a party to an Incentive Compensation Agreement.

                                  ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER

                           The obligations of the Purchaser hereunder are
subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Purchaser in its sole discretion):

                           7.1         Representations and Warranties.  Each of
the representations and warranties made by the Seller Parties in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though made on and as of the Closing Date, except that, in the case of any such representation or warranty that is expressly made as of a specified date earlier than the Closing Date, such representation or warranty shall have been true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) on and as of such earlier date.

                           7.2         Performance.  Each of the Seller Parties
and the Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such Person at or before the Closing.

                           7.3         Officer's Certificate.  The Purchaser
shall have received a certificate, dated as of the Closing Date and executed by a duly authorized officer of the Company, certifying compliance with Sections
7.1 and 7.2.

                           7.4         Orders and Laws.  There shall not be in
effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the con summation of any of the transactions contemplated by this Agreement or any of the Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Transaction Documents to the Purchaser.

                           7.5         Regulatory Consents and Approvals.  All
material consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Purchaser, the Seller Parties and the Company to perform their respective obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including any approvals pursuant to the HSR Act, (i) shall have been duly obtained, made or given, (ii) shall not impose any limitations or restrictions on the Purchaser, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.

                           7.6         Third Party Consents; Termination of
Contracts. (a) Except for the consent of The Provident Bank and F. Schumacher & Co., the consents (or in lieu thereof, waivers) disclosed in Schedule 4.5 and
Schedule 5.3 shall have been obtained and shall be in full force and effect and
(b) the Contracts set forth on Schedule 7.6 shall have been terminated without any further Liability in respect thereof on the part of the Company or any Subsidiary thereof.

                           7.7         Opinion of Counsel.  The Purchaser shall
have received (a) the opinion of Schottenstein, Zox & Dunn Co., L.P.A., special counsel to the Company, dated as of the Closing Date, substantially in the form of Exhibit D-1, and (b) the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Seller Parties and the Company, dated as of the Closing Date, substantially in the form of Exhibit D-2.

                           7.8         Good Standing Certificates.  The Company
shall have delivered to the Purchaser (a) copies of the certificates or articles of formation or incorporation (or other comparable corporate charter documents), including all amendments thereto, of the Company and each Subsidiary thereof, certified (except in the case of Promising Star Textiles Co. Ltd.) by the Secretary of State or other appropriate official of the jurisdiction of formation or incorporation, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of incorporation or organization of the Company and each of its Subsidiaries (excluding Promising Star Textiles Co. Ltd.) to the effect that the Company and each such Subsidiary is in good standing or subsisting in the applicable jurisdiction, listing all charter documents of the Company or such Subsidiary (as the case may be) on file and attesting to its payment of all franchise or similar Taxes and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company or any Subsidiary thereof (excluding Promising Star Textiles Co. Ltd.) is qualified or admitted to do business to the effect that the Company or the applicable Subsidiary is duly qualified or admitted and in good standing in such jurisdiction, in each case dated as of a date not more than 30 Business Days before the Closing Date.

                           7.9         Financing; Letters of Credit.  The
Purchaser shall have received proceeds from financing arrangements entered into with one or more third parties, on terms and conditions satisfactory to the Purchaser, in an amount sufficient to enable the Purchaser to consummate the transactions contemplated by this Agreement. The Purchaser shall have arranged for the continuation or replacement of the letters of credit identified in subsection (v) of Schedule 4.18, in each case on terms and conditions and with financial institutions satisfactory to it.

                           7.10        No Adverse Change.  Except as disclosed
in Schedule 4.9, there shall have occurred no material adverse change in the Business or Condition of the Company since June 27, 1998.

                           7.11        Transaction Documents.  Each of the Block
Brothers shall have executed and delivered to the Purchaser the applicable Employment Agreement.

                           7.12        Resignations.  At the Closing, the
Purchaser shall have received the written resignations of each director of the Company and each Subsidiary thereof, effective as of the Closing Date.

                           7.13        Proceedings.  All proceedings to be taken
on the part of any Seller Party or the Company in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies of all such documents and other evidences as the Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.


                                  ARTICLE VIII

                        CONDITIONS TO OBLIGATIONS OF THE
                                 SELLER PARTIES

                           The obligations of the Seller Parties hereunder are
subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Seller Parties in their sole discretion):

                           8.1         Representations and Warranties.  Each of
the representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though made on and as of the Closing Date, except that, in the case of any such representation or warranty that is expressly made as of a specified date earlier than the Closing Date, such representation or warranty shall have been true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) on and as of such earlier date.

                           8.2         Performance.  The Purchaser shall have
performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser at or before the Closing.

                           8.3         Officer's Certificate.  The Seller
Parties shall have received a certificate, dated as of the Closing Date and executed by the Chief Financial Officer of the Purchaser, certifying compliance with Sections 8.1 and 8.2.

                           8.4         Orders and Laws.  There shall not be in
effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Transaction Documents to the Seller Parties.

                           8.5         Regulatory Consents and Approvals.  All
material consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Seller Parties, the Company and the Purchaser to perform their respective obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including any approvals pursuant to the HSR Act, (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and
(iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have occurred.

                           8.6         Third Party Consents; Termination of
Contracts. (a) Except for the consent of The Provident Bank and F. Schumacher & Co., the consents (or in lieu thereof, waivers) disclosed in Schedule 4.5 and
Schedule 5.3 shall have been obtained and shall be in full force and effect and
(b) the Contracts set forth on Schedule 7.6 shall have been terminated without any further Liability in respect thereof on the part of the Company or any Subsidiary thereof.

                           8.7         Proceedings.  All proceedings to be taken
on the part of the Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller Parties, and the Seller Parties shall have received copies of all such documents and other evidences as any of the Seller Parties may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                           8.8         Transaction Documents.  Concurrently with
the Closing, the Company shall have executed and delivered to each Block Brother the applicable Employment Agreement.

                           8.9         Opinion of Counsel.  The Seller Parties
shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to the Purchaser, dated as of the Closing Date, substantially in the form of Exhibit E.


                                   ARTICLE IX

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

                           9.1         Survival of Representations, Warranties,
Covenants and Agreements. Notwithstanding any right of the Purchaser (whether or not exercised) to investigate the affairs of any Seller Party, the Company or any Subsidiary thereof or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of another party contained in this Agreement or the waiver of any condition to Closing, the Seller Parties, on the one hand, and the Purchaser, on the other hand, have the right to rely fully (except as otherwise expressly provided in Sections 6.5(b) and 6.5(c)) upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Seller Parties and the Purchaser contained in this Agreement will survive the Closing (a) until the sixth anniversary of the Closing Date, with respect to the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.26, 4.27, 4.29, 4.32 (as it relates to the foregoing specified Sections), 5.1, 5.2, 5.6, 5.7 and 5.8, (b) until after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to representations and warranties contained in Sections 4.11, 4.14, 4.28, 4.32 (as it relates to the foregoing specified Sections) and 5.5, (c) until the third anniversary of the Closing Date, with respect to the representations and warranties contained in
Section 4.33 and each covenant and agreement contained in Article VI which, by its express terms, is to be performed only during the period from the date hereof through the Closing Date, (d) until the second anniversary of the Closing Date, with respect to all other representations and warranties (other than the representations and warranties contained in Section 4.21) or (e) with respect to the representations and warranties contained in Section 4.21 and each other covenant or agreement contained in this Agreement, indefinitely (subject to any applicable statute of limitations), except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause
(a), (b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article X, but only with respect to matters described in such Claim Notice or Indemnity Notice.

                           9.2         Limited Representations and Warranties.
The Purchaser hereby acknowledges that, except as expressly set forth in this Agreement or any Transaction Document, none of the Seller Parties, the Company or any Subsidiary thereof nor any Affiliate of any of them has made any representation or warranty to the Purchaser in respect of the Company or any Subsidiary thereof in connection with the transactions contemplated by this Agreement.


                                    ARTICLE X

                                 INDEMNIFICATION

                           10.1        Indemnification by Seller Parties.
(a) The Seller Parties shall indemnify the Purchaser and its Affiliates (including the Company and its Subsidiaries, in the event that the Closing occurs) and each of their respective members, officers, directors, partners, employees, agents, shareholders, successors and assigns in respect of, and hold each of them harmless on a Grossed-Up Basis from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty on the part of any of the Seller Parties hereunder, or any nonfulfillment of or failure to perform any covenant or agreement on the part of any of the Seller Parties or the Company contained in this Agreement, (ii) any of the Contracts listed in Section 7.6 or (iii) the ownership of, or any activity engaged in prior to the Closing by, Vishnu Company Limited (except, in the case of this clause (iii), to the extent that such Losses have been suffered in connection with a breach of any representation or warranty contained in
Section 4.33); provided, however, that this Section 10.1(a) shall not apply to
(x) any Losses suffered by any Indemnified Party in connection with a breach of any representation or warranty contained in Section 4.33, other than any fines or penalties payable under the FCPA and any costs or expenses (including the reasonable fees and expenses of attorneys) incurred in determining or contesting any such fees or penalties, or (y) any Losses suffered by any Indemnified Party in connection with the matters described in clause (i) above, to the extent that such Losses would not have been incurred but for the completion of the Initial Public Offering. Each of the Seller Parties shall reimburse each Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all expenses (including counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating and preparing or defending any Action or Proceeding relating to the matters described in clauses
(i) through (iii) above (whether or not such Indemnified Party is a formal party to any such Action or Proceeding). Subject to all the limitations on the Seller Parties' obligations to indemnify contained in Article X, each of the Seller Parties jointly and severally (and the Company jointly and severally in the event the transactions contemplated by this Agreement are not consummated) agrees that if and to the extent that the indemnification set forth herein is finally determined by a court of competent jurisdiction to be unenforceable, each of the Seller Parties (and the Company, in such event) shall make the maximum contribution to the payment and satisfaction of the Indemnified Losses as shall be permissible under applicable Laws. Notwithstanding the foregoing, the Seller Parties shall not be obligated to indemnify the Purchaser and its Affiliates for any Losses relating to a breach of any representation contained in Section 4.11 to the extent that such Losses are for Taxes payable by the Company or any Subsidiaries to any Taxing Authority (whether before or after Closing) or relate to any Tax Benefit.

                           (b)         Notwithstanding anything in Section 10.1
(a) to the contrary, the obligations of the Seller Parties to make payments to the Indemnified Parties pursuant to Section 10.1(a) shall be allocated among the Seller Parties as follows:

                                       (i)  the G. Block Parties, shall be
obligated, jointly and severally, to pay 100% of all Losses resulting to any Indemnified Party from (x) any breach of or inaccuracy in any representation or warranty made by any G. Block Party in this Agreement with respect to any G. Block Party (other than a representation or warranty that is expressly limited to the knowledge or belief of the Seller Parties or the Designated Persons) or
(y) any nonfulfillment or default in the performance by any G. Block Party of any of the covenants or agreements contained in this Agreement that are applicable to any G. Block Party;

                                       (ii) the J. Block Parties shall be
obligated, jointly and severally, to pay 100% of all Losses resulting to any Indemnified Party from (x) any breach of or inaccuracy in any representation or warranty made by any J. Block Party in this Agreement with respect to any J. Block Party (other than a representation or warranty that is expressly limited to the knowledge or belief of the Seller Parties or the Designated Persons) or
(y) any nonfulfilment or default in the performance by any J. Block Party of any of the covenants or agreements contained in this Agreement that are applicable to any J. Block Party;

                                       (iii) S. Block shall be obligated to pay
100% of all Losses resulting to any Indemnified Party from (x) any breach of or inaccuracy in any representation or warranty made by S. Block in this Agreement with respect to himself (other than a representation or warranty that is expressly limited to the knowledge or belief of the Seller Parties or the Designated Persons) or (y) any nonfulfillment or default in the performance by
S. Block of any of the covenants or agreements contained in this Agreement that are applicable to him; and

                                       (iv) except as otherwise provided in
subparagraphs (i) through (iii) above, each of (x) the G. Block Parties (jointly and severally), (y) the J. Block Parties (jointly and severally) and (z) S. Block shall be obligated to pay one-third of all other Losses resulting to any Indemnified Party in respect of which such Indemnified Party is entitled to indemnification pursuant to Section 10.1.

                           10.2        Indemnification by the Purchaser.  The
Purchaser shall indemnify the Seller Parties and each of their respective Affiliates, successors and assigns in respect of, and hold each of them harmless on a Grossed-Up Basis from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty on the part of the Purchaser hereunder or any nonfulfillment of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement. The Purchaser shall reimburse each Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all expenses (including counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating and preparing or defending any Action or Proceeding referred to above (whether or not such Indemnified Party is a formal party to any such Action or Proceeding). The Purchaser agrees that if and to the extent that the indemnification provided for in this Section 10.2 is finally determined by a court of competent jurisdiction to be unenforceable, the Purchaser shall make the maximum contribution to the payment and satisfaction of the Indemnified Losses as shall be permissible under applicable Laws.

                           10.3        Method of Asserting Claims.  All claims
for indemnification by any Indemnified Party under Section 10.1, 10.2 or Article XI will be asserted and resolved as follows:

                                       (a)  In order for an Indemnified Party to
be entitled to any indemnification provided for under Section 10.1, 10.2 or
Article XI in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party must deliver a Claim Notice to the Indemnifying Party (or to all Seller Parties, if the Indemnifying Party is a Seller Party) within 30 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that the failure to give a Claim Notice shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually prejudiced as a result of such failure.

                                       (b)  If a Third Party Claim is made
against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any other Loss suffered. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall have the right to participate in (but not control) the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within five Business Days after the delivery to it of the related Claim Notice, (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party or (iii) the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party and (ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

                           (c)         In the event any Indemnified Party shall
have a claim under Section 10.1 or 10.2 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give an Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Indemnity Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a Liability of the Indemnifying Party under Section 10.1 or 10.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Indemnity Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                                       (d)  The rights accorded to Indemnified
Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal and state securities laws, by separate agreement, including under the Transaction Documents, or otherwise.

                           10.4        Thresholds; Cap.  Notwithstanding
anything to the contrary contained herein, (i) no amount of indemnity shall be payable as a result of any claim arising under Section 10.1(i) unless, until and then only to the extent that the Indemnified Parties thereunder have suffered, or become subject to aggregate Losses in respect of which indemnification may otherwise be obtained under Section 10.1(i) in excess of $600,000 (the "Aggregate Threshold Amount") and (ii) the aggregate amount which the Seller Parties shall be obligated to pay to the Indemnified Parties in respect of such Losses shall not exceed $10 million (the "Cap"); provided, however, that this
Section 10.4 shall not apply to Losses resulting from any misrepresentation, breach, non-fulfillment or failure to perform under Article II or Article III or
Section 4.1, 4.2, 4.3, 4.21, 4.26 or 6.10, for which the Seller Parties or the Purchaser (as the case may be) shall be required to provide indemnification without giving effect to the Aggregate Threshold Amount, the Cap or the next succeeding sentence, and which shall not be counted against the Aggregate Threshold Amount or the Cap. Notwithstanding anything to the contrary in Section 10.1, only individual claims (or groups of related claims or claims of the same Person having similar factual and legal bases) that are subject to the Aggregate Threshold Amount and the Cap under this Section 10.4 and that result in Losses in excess of $10,000 shall be considered in determining whether the Aggregate Threshold Amount has been exceeded.


                                   ARTICLE XI

                                   TAX MATTERS

                           11.1        Preparation and Filing of Tax Returns.
(a) Subject to Sections 11.1(e) and 11.4(e), the Seller Parties shall prepare all separate Tax Returns of the Combined Companies for all taxable periods that end on or before the Closing Date and (i) the Seller Parties shall cause to be filed any such returns which are required to be filed before the Closing Date (taking into account any extensions) and shall pay or cause to be paid all Tax liabilities shown by such Tax Returns to be due and (ii) the Purchaser shall cause to be filed any such returns which are required to filed on or after the Closing Date (taking into account any extensions) and subject to Section 11.1(f), the Purchaser shall pay or cause to be paid all Tax liabilities shown by such Tax Returns to be due.

                                       (b)  Subject to Section 11.1(d), the
Purchaser shall file or cause to be filed all separate Tax Returns of the Company and any Subsidiary thereof for all taxable periods ending after the Closing Date. Subject to Section 11.1(f), the Purchaser shall pay or cause to be paid all Tax liabilities shown by such Tax Returns to be due.

                                       (c)  The Purchaser and Seller Parties
expressly acknowledge and agree that if the Company and its Subsidiaries are permitted but not required under any applicable state or local income tax laws to treat the Closing Date as the last day of a taxable period beginning on January 1, 1998, and ending on the Closing Date, then the Purchaser and the Seller Parties shall treat the Closing Date as the last day of such period.

                                       (d)  With respect to any Tax Return of
the Company or any Subsidiary thereof for a taxable period that begins on or before and ends after the Closing Date (a "Straddle Period Tax Return"), the Purchaser shall deliver a copy of such Tax Return to the Seller Parties at least 45 calendar days prior to the due date therefor (giving effect to any extension thereof), accompanied by an allocation (made in accordance with Section 11.3) between the Pre-Closing Period and the Post-Closing Period of any Taxes shown to be due on such Tax Return. Such Tax Return and allocation shall be final and binding on the Seller Parties, unless, within 20 calendar days after the date of receipt by the Seller Parties of such Tax Return and allocation, the Seller Parties deliver to the Purchaser a written request for changes to such Tax Return or allocation. The Purchaser shall adopt and incorporate in said Tax Returns changes reasonably requested by the Seller Parties. In the event that the Purchaser disagrees with Seller Parties' written request for changes, it shall notify the Seller Parties in writing no more than five calendar days after their receipt of Seller Parties' written request for changes. If Seller Parties shall, within five calendar days after its receipt of notification of the Purchaser's disagreement, provide the Purchaser with an opinion of the Designated Accounting Firm or of an independent accounting firm reasonably satisfactory to the Seller Parties and the Purchaser that substantial authority exists for the position advocated by the Seller Parties, the Purchaser shall prepare the Tax Return consistent with the changes suggested by Seller Parties.

                                       (e)  With respect to any Tax Return of
any of the Combined Companies that includes a Section 338 Tax or could result in a payment by the Purchaser pursuant to Section 11.2(b)(i) for a taxable period that ends on the Closing Date, the Seller Parties shall deliver a copy of such Tax Return to the Purchaser at least 45 calendar days prior to the due date therefor (giving effect to any extension thereof). Such Tax Return shall be final and binding on the Purchaser unless, within 20 calendar days after the date of receipt by the Purchaser of such Tax Return, the Purchaser delivers to the Seller Parties a written request for changes to such Tax Return. The Seller Parties shall adopt and incorporate in said Tax Returns changes reasonably requested by the Purchaser. In the event that the Seller Parties disagree with the Purchaser's written request for changes, the Seller Parties shall notify the Purchaser in writing no more than five calendar days after the Seller Parties' receipt of the Purchaser's written request for changes. If the Purchaser, within five calender days after the Purchaser's receipt of notification of the Seller Parties' disagreement, provides the Seller Parties with an opinion of the Designated Accounting Firm or of an independent accounting firm reasonably satisfactory to the Purchaser and the Seller Parties that substantial authority exists for the position advocated by the Purchaser, the Seller Parties shall prepare the Tax Return consistent with the changes suggested by Purchaser.

                                       (f)  In the case of each Straddle Period
Tax Return or a Tax Return for a Pre-Closing Period that is required to be filed by the Purchaser pursuant to Section 11.1(a), not later than (i) five Business Days before the due date (including any extension thereof) for payment of Taxes with respect to such Tax Return or (ii) in the event of a dispute, five Business Days after the resolution thereof either by mutual agreement of the parties or by a determination of the Designated Accounting Firm or of an independent accounting firm reasonably satisfactory to the Seller Parties and the Purchaser, the Seller Parties shall pay to the Purchaser the portion of the Taxes set forth on such Tax Return that are allocable to the Pre-Closing Period (other than a Section 338 Tax or an amount specifically set forth as a reserve on the Tax Balance Sheet) that has not been previously paid by the Seller Parties to the Purchaser or to the appropriate Taxing Authority, after giving effect to any agreement of the parties or any determination by the independent accounting firm, net of any payments made prior to the Closing Date in respect of such Taxes, whether as estimated Taxes or otherwise.

                           11.2        Allocation of Tax Liability.  (a)  Except
for Taxes specifically set forth and reserved on the Closing Date Balance Sheet, the Seller Parties shall pay or cause to be paid, and shall indemnify the Purchaser, the Company and any Subsidiary thereof and agree to protect, save and hold each of the Purchaser, the Company and any Subsidiary thereof harmless from and against, on a Grossed-Up Basis:

                                       (i)  any Tax for which the Company or any
Subsidiary thereof is liable for a Pre-Closing Period: (x) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law); (y) as a transferee or successor by operation of Laws; or (z) by Contract;

                                       (ii) any Tax (other than any Taxes
arising under Section 1374 of the Code (or any similar provision of state or local law)) imposed upon or relating to the Company or any Subsidiary thereof for any Pre-Closing Period;

                                       (iii) any Tax arising under Section 1374
of the Code (or any similar provision of state or local law) that is imposed on the Company or any Subsidiary thereof under U.S. federal income tax law, but only to the extent that the Tax is increased as a result of the inaccuracy of the Sellers Historic Financial Representation;

                                       (iv) any decrease in Incremental Sellers
Tax Liability from the amount, if any, previously paid by the Purchaser to the Seller Parties.

                                       (b)  Purchaser shall pay or cause to be
paid, and shall indemnify the Sellers and protect, save and hold each of the Sellers harmless from and against, on a Grossed-Up Basis, (i) any Incremental Sellers Tax Liability in excess of the amount paid by the Purchaser to the Seller Parties pursuant to Section 11.4(f) (other than any Incremental Sellers Tax Liability resulting from a breach of the Sellers Basis Representation), (ii) any Section 338 Taxes (other than those described in Section 11.2(a)(iii)) and (iii) all Taxes of the Company or any Subsidiary thereof for any Post-Closing Period.

                                       (c)  Except as otherwise provided in
Section 11.2, payment in full of any amount due from the Seller Parties or the Purchaser under this Article XI shall be made by the Seller Parties to the Purchaser, or by the Purchaser to the Seller Parties, as the case may be, in immediately available funds at least five Business Days before the date payment of the Taxes to which such payment relates is due.

                           11.3        Allocation of Certain Taxes.

                                       (a)  In the case of Taxes or credits
arising in a taxable period of the Company or any Subsidiary thereof that includes but does not end on the Closing Date, except as provided in Section 11.3(b), the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date.

                                       (b)  In the case of (i) franchise Taxes
based on capitalization, debt or shares of stock authorized, issued or outstanding, (ii) ad valorem Taxes, and (iii) any Tax other than Taxes based on or related to income, in each case attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of days in such taxable period; provided, however, that if any property, asset or other right of any of the Combined Companies is sold or otherwise transferred prior to the Closing Date, then ad valorem Taxes pertaining to such property, asset or other right shall be attributed entirely to the Pre-Closing Period.

                           11.4        Section 338(g) and Section 338(h)(10)
Elections. The Purchaser shall have the option to make, and to cause the Seller Parties and the Company and its applicable Subsidiaries to make, one or more elections under Section 338 of the Code and under the applicable state, local and other laws of similar import with respect to the acquisition of the Company and the Subsidiaries thereof only as set forth in Section 11.4(a) or (b) hereof, provided that the Purchaser delivers an Election Notice in accordance with
Section 11.4(f) hereof. No other election under Section 338 of the Code may be made by the Purchaser.

                                       (a)  The Purchaser may require the Seller
Parties to join with it in making an election under Section 338(h)(10) of the Code (a "Section 338(h)(10) Election") with respect to the acquisition of the Company and its Subsidiaries, and the Purchaser may make an election under
Section 338(g) of the Code (each, a "Section 338(g) Election") with respect to the acquisition of any foreign Subsidiary of the Company.

                                       (b)  The Purchaser may require the Seller
Parties to join with it in making elections for state, local or other Tax purposes for the Company similar to a Section 338(h)(10) Election with respect to the Company.

                                       (c)  The Seller Parties and the Purchaser
shall cooperate, and shall provide the necessary information to each other, and shall procure the cooperation of the Company and any Subsidiary of the Company then owned by them, in connection with the preparation of any IRS Form 8023 and any similar form under state, local or other law, including any schedules or statements thereto (collectively, "Section 338 Forms"), relating to each Section 338(g) Election and Section 338(h)(10) Election (or state, local or other election of similar import) referred to in Section 11.4(a) or Section 11.4(b). The Purchaser shall be responsible for the timely completion and filing of all
Section 338 Forms. The Purchaser shall deliver to the Seller Parties all such
Section 338 Forms for the Seller Parties' prompt and timely approval and the Seller Parties' signature with respect to any Section 338(h)(10) Election (or similar state or local election) not less than ten calendar days prior to the date on which the Purchaser intends to file such Section 338 Forms with the relevant Taxing Authorities, which approval and signature shall not unreasonably be withheld or delayed.

                                       (d)  With respect to each Section 338(g)
Election or Section 338(h)(10) Election (or state, local or other election of similar import), the Purchaser and the Seller Parties will, to the maximum extent permitted under applicable law, (i) treat the Section 338(g) Election and the Section 338(h)(10) Election (or state, local or other election of similar import) as valid, (ii) not take any action inconsistent with such treatment and
(iii) file, or cause to be filed, all Tax Returns in a manner consistent with the Section 338(g) Election and the Section 338(h)(10) Election (or state, local or other election of similar import).

                                       (e)  With respect to each Section 338(g)
Election or Section 338(h)(10) Election (or state, local or other election of similar import), as soon as practicable after the date hereof, the Purchaser shall set forth on a statement (i) the MADSP, (ii) the AGUB, and (iii) the allocation of the MADSP and the AGUB among the assets of the Company and its Subsidiaries, which statement shall be consented to by the Seller Parties, such consent not to be unreasonably withheld or delayed (collectively, the "Initial Allocation Statement"). The Initial Allocation Statement shall be calculated in accordance with Section 338 of the Code and the applicable Treasury regulations thereunder. If any increase or decrease in the MADSP and/or the AGUB occurs, as a result of an adjustment to the Purchase Price under the provisions of Section
2.2 of this Agreement or otherwise, then the amount of such increase or decrease and the allocation thereof among the assets of the Company and its Subsidiaries (collectively, the "Adjustment Allocation") shall be set forth on a statement (the "Adjustment Allocation Statement") prepared by the Purchaser, which statement shall be consented to by the Seller Parties, which consent may not be unreasonably withheld or delayed. The Purchaser, the Company and the Seller Parties will, to the maximum extent permitted under applicable law, (i) file, or cause to be filed, all Tax Returns in a manner consistent with the Initial Allocation

Statement and any Adjustment Allocation Statement and (ii) not take any action inconsistent therewith.

                                       (f)  In the event that the Purchaser
determines to make one or more elections described in Section 11.4(a) or (b), then: (i) the Purchaser shall deliver a notice of its intent to make such election or elections to the Seller Parties specifying in detail the elections it intends to make, which notice shall be made within 60 calender days from Closing; (ii) the Seller Parties shall, within 30 calendar days following their receipt of the notice described in Section 11.4(f)(i), cause to be prepared a statement setting forth in reasonable detail the Incremental Sellers Tax Liability (other than any Incremental Sellers Tax Liability resulting from a breach of the Sellers Basis Representation) determined using the Initial Allocation Statement (or, if available at the time of the calculation, any Adjustment Allocation Statement), and shall deliver such statement (the "Initial Incremental Sellers Tax Liability Statement") to the Purchaser; (iii) if the Purchaser shall dispute any item on such Initial Incremental Sellers Tax Liability Statement, it shall give the Seller Parties written notice of such dispute setting forth in reasonable detail the items in dispute within 30 calendar days after the delivery of the Initial Incremental Sellers Tax Liability Statement, and if it fails to do so, such Initial Incremental Sellers Tax Liability Statement shall be deemed to be final. If Purchaser does deliver such dispute notice, the Purchaser and the Seller Parties shall attempt to resolve in good faith by mutual agreement the items in dispute and, failing agreement, the Designated Accounting Firm shall be instructed to resolve such disputed items, and deliver a report within 15 days of such instruction, which report shall be deemed to be the final Initial Incremental Sellers Tax Liability Statement (and the fees and expenses of the Designated Accounting Firm incurred in connection with the resolution of any dispute pursuant to this Section 11.4(f) shall be borne equally by the Purchaser, on one hand, and the Seller Parties on the other); and (iv) the Purchaser may deliver an election notice requiring the Seller Parties to join with it in making a Section 338(h)(10) election accompanied by payment of the amount set forth in the final Initial Incremental Sellers Tax Liability Statement, if such amount is a positive amount (collectively with the payment, the "Election Notice").

                           11.5        Carryovers, Refunds and Related Matters.
(a) Any refund of Taxes (including any interest thereon) that related to any of the Combined Companies that is attributable to a Pre-Closing Period and is shown as a receivable or other asset on the Tax Balance Sheet or which is a Section 338 Tax, shall be the property of the Company or any Subsidiary thereof and shall be retained by the Company or a Subsidiary thereof (or, if applicable, promptly paid by the Seller Parties to the Company or a Subsidiary thereof if any such refund (or interest thereon) is received by any Seller Party or any of its Subsidiaries or Affiliates). All other refunds of Taxes (including interest thereon) attributable to a Pre-Closing Period and relating to any of the Combined Companies shall be paid over to the Seller Parties within ten calendar days after receipt thereof by the Purchaser or the Company or any Subsidiary thereof (or retained by the Seller Parties if paid to them).

                                       (b)  Any refund of Taxes (including any
interest thereon) that relates to the Company or any Subsidiary thereof and that is attributable to a Post-Closing Period shall be the property of the Company or any Subsidiary thereof and shall be retained by the Company or any Subsidiary thereof (or, if applicable, promptly paid by the Seller Parties to the Company or a Subsidiary thereof if any such refund (or interest thereon) is received by Seller Parties or any of its Subsidiaries or Affiliates).

                                       (c)  In applying Sections 11.5(a) and
11.5(b), any refund of Taxes (including any interest thereon) for a taxable period that includes but does not end on the Closing Date shall be allocated between the Pre-Closing Period and the Post-Closing Period in accordance with
Section 11.3.

                                       (d)  Without the prior written consent of
the Purchaser (which consent shall not be unreasonably withheld), neither any Seller Party nor any of the Combined Companies shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return or surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any of the Combined Companies, take any other action or omit to take any action, if such election, adoption, change, amendment, surrender, consent or other action or omission would have the effect of increasing the Tax Lability of the Company or any Subsidiary thereof, the Purchaser, or any Affiliate of the Purchaser.

                           11.6        Cooperation.  Each party hereto shall,
and shall cause its Subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, in determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include (A) the retention of all returns, schedules and work papers, material records or other documents relating to any tax matters of any of the Combined Companies for the first taxable period after the Closing Date, and all prior taxable periods until the later of (i) the expiration of the applicable statute of limitations or (ii) six (6) years after the due date without extension for such returns, including copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess; (B) (upon the other party's request) the provision of such returns, schedules, work papers, records or other documents; and (C) signing any Tax Returns required to be filed by the Seller Parties after the Closing Date pursuant to Section 11.1(a) or any claim for refund or other determination. The Seller Parties agree (i) to abide by all record retention agreements entered into with any Taxing Authority; and (ii) to give the Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records, and if the Purchaser so requests to allow the Purchaser to take possession of such books and records. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the immediately preceding sentence, each party required to file Tax Returns pursuant to this Agreement shall bear all costs of filing such Tax Returns.

                           11.7        Payment of Transfer Taxes and Fees.
Notwithstanding Section 11.2, the Seller Parties jointly and severally shall be responsible for, and shall pay, all Transfer Taxes (other than Transfer Taxes resulting from a Section 338(g) Election or a Section 338(h)(10) Election) arising out of or in connection with the transactions effected pursuant to this Agreement or any Transactions Document, and shall indemnify, defend and hold harmless the Purchaser and the Company and any Subsidiary thereof with respect to such Transfer Taxes (other than Transfer Taxes resulting from a Section 338(g) Election or a Section 338(h)(10) Election). The Seller Parties shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes (other than Transfer Taxes resulting from a Section 338(g) Election or a Section 338(h)(10) Election). Notwithstanding Section 11.2, the Purchaser shall be responsible for and shall pay all Transfer Taxes resulting from a Section 338(g) Election or a Section 338(h)(10) Election, and shall file all necessary documentation and Tax Returns with respect to such Transfer Taxes resulting from a Section 338(g) Election or a Section 338(h)(10) Election.

                           11.8        FIRPTA Certificates.  Each of the Sellers
shall deliver to the Purchaser on the Closing Date duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations.

                           11.9        Characterization of Payments.  The
parties shall treat any indemnification payment made hereunder as an adjustment to Purchase Price.

                           11.10       Cap.  Notwithstanding anything to the
contrary contained herein, the aggregate amount which the Seller Parties shall be obligated to pay the Purchaser, the Company and any Subsidiary thereof pursuant to this Article XI shall not exceed the Purchase Price, decreased by any amount paid by the Seller Parties to the Purchaser pursuant to Section 2.2(c), and increased by any amount (or the fair market value at the time of transfer in the case of any property other than cash) paid or transferred by the Purchaser to the Seller Parties pursuant to Section 2.2(d) or Article III.


                                   ARTICLE XII

                                   TERMINATION

                           12.1        Termination.  This Agreement may be
terminated, and the transactions contemplated hereby may be abandoned:

                           (a)         at any time before the Closing, by mutual
written agreement of the Seller Parties, on the one hand, and the Purchaser, on the other hand;

                           (b)         at any time before the Closing, by the
Seller Parties, on the one hand, or the Purchaser, on the other hand, in the event of a material breach hereof (other than any breach of a representation or warranty that is theretofore disclosed in a notice contemplated by Section 6.5(b) or 6.5(c)) by the non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification thereof by the terminating party;

                           (c)         at any time before the Closing that is
more than 10 Business Days after the date hereof, by the Seller Parties if they have not received reasonably satisfactory evidence of the Purchaser having obtained the financing necessary to consummate the transactions completed hereby;

                           (d)         at any time after the close of business
on October 2, 1998, by the Seller Parties, on the one hand, or the Purchaser, on the other hand, upon notification of the non-terminating party by the terminating party if the Closing shall have failed to occur on or before such date and such failure is not caused by a breach of this Agreement by the terminating party;

                           (e)         by the Purchaser before the Closing if,
within the previous five Business Days, the Seller Parties have delivered to the Purchaser a notice contemplated by Section 6.5(b); or

                           (f)         by the Seller Parties before the Closing
if, within the previous five Business Days, the Purchaser has delivered to the Seller Parties a notice contemplated by Section 6.5(c).

                           12.2        Effect of Termination.  If this Agreement
is validly terminated pursuant to Section 12.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Seller Parties, the Company or the Purchaser, except (a) as provided in the next succeeding sentence and (b) the provisions of Article XIII will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.1(b), the Seller Parties and the Company will remain liable to the Purchaser for any misrepresentation or breach of warranty on the part of the Seller Parties hereunder, or any nonfulfillment of or failure to perform any covenant or agreement of the Seller Parties or the Company contained herein, existing at the time of such termination, and the Purchaser will remain liable to the Seller Parties and the Company for any misrepresentation or breach of warranty on the part of the Purchaser hereunder, or any nonfulfillment of or failure to perform any covenant or agreement of the Purchaser contained herein, existing at the time of such termination, and the Seller Parties, the Company or the Purchaser (as applicable) may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement (including under Article X) or as are otherwise available at law or in equity.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                           13.1        Notices.  All notices, requests and other
communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                           (a)         If to the Purchaser, Glenoit or
(following the Closing) the Company, to:

                                       Glenoit Universal, Ltd.
                                       111 West 40th Street
                                       New York, NY  10018
                                       Facsimile No.:  (212) 391-2341
                                       Telephone No.:  (212) 391-3915
                                       Attn:  Mr. Thomas J. O'Gorman

                                       with a copy to:

                                       Morgan, Lewis & Bockius LLP
                                       101 Park Avenue
                                       New York, NY  10178
                                       Facsimile No.:  (212) 309-6273
                                       Telephone No.:  (212) 309-6000
                                       Attn:  James A. Mercadante, Esq.

                           (b)         If to any of the Seller Parties or (prior
to the Closing) the Company, to:

                                       In the case of the Company:

                                       American Pacific Enterprises, Inc.
                                       222 Columbus Avenue
                                       San Francisco, CA  94133
                                       Facsimile No.:  (415) 782-1260
                                       Attn:  Steven J. Block

                                       or, in the case of S. Block:

                                       Mr. Steven J. Block
                                       c/o American Pacific Enterprises, Inc.
                                       222 Columbus Avenue
                                       San Francisco, CA  94133
                                       Facsimile No.:  (415) 782-1260

                                       or, in the case of any J. Block Party:

                                       The Jeffrey and Karen Block
                                       Revocable Trust
                                       c/o Mr. Jeffrey J. Block
                                       c/o American Pacific Enterprises, Inc.
                                       222 Columbus Avenue
                                       San Francisco, CA  94133
                                       Facsimile No.:  (415) 782-1260

                                       or, in the case of any G. Block Party:

                                       The Block/Lautenbach Revocable Trust
                                       c/o Mr. Gregory D. Block
                                       c/o American Pacific Enterprises, Inc.
                                       222 Columbus Avenue
                                       San Francisco, CA  94133
                                       Facsimile No.:  (415) 782-1260

                                       in each case, with a copy to:

                                       Skadden, Arps, Slate, Meagher & Flom LLP
                                       Four Embarcadero Center
                                       San Francisco, CA  94111
                                       Facsimile No.:  (415) 984-2698
                                       Attn:  Theodore J. Kozloff, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 13.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 13.1, be deemed given upon receipt, (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the earlier of the fifth Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 13.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 13.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice as provided in this Section 13.1 specifying such change to each of the other parties hereto.

                           13.2        Entire Agreement.  This Agreement and the
Transaction Documents supersede all prior discussions and agreements between the parties hereto and thereto with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof.

                           13.3        Fees and Expenses.  (a)  Except as set
forth in Section 13.3(b) or 13.3(c) or otherwise expressly provided in this Agreement and the Transaction Documents, each of the Purchaser and Glenoit, on the one hand, and the Company and the Seller Parties, on the other hand, shall be responsible for its or their own expenses incurred in connection with the transactions contemplated hereby and thereby; provided, however, that the Seller Parties shall reimburse the Company for all Transaction Costs incurred by the Company to the extent that such Transaction Costs, in the aggregate, exceed $50,000.

                           (b)         If any of the Seller Parties, the Company
or any of their respective Affiliates or other representatives violates any of the provisions of Section 6.3, then (in addition to, and not in limitation of, any other remedies available to the Purchaser in respect of such violation), whether or not the transactions contemplated hereby are consummated, and provided that the Purchaser is not in breach in any material respect of any written Confidentiality Agreement between the Purchaser (on the one hand) and any of the Seller Parties or the Company (on the other hand), the Seller Parties shall reimburse the Purchaser, promptly upon the Purchaser's request, for all out-of-pocket fees and expenses (including reasonable fees and expenses of counsel and accountants) incurred by the Purchaser in connection with the transactions contemplated hereby.

                           (c)         Whether or not the transactions
contemplated hereby are consummated the Purchaser shall be responsible for, and shall pay, the reasonable incremental fees and expenses incurred by the Seller Accountants solely in conducting (i) an SAS 71 review prior to the Closing of the Company and its Subsidiaries and, (ii) an assessment of the impact of
Section 338(h)(10) Election on the transactions contemplated hereby (together with the reasonable incremental legal fees and expenses incurred by the Seller Parties in conducting such assessment) and (iii) other specified agreed-upon procedures prior to the Closing relating to the Company's and its Subsidiaries' receivables and inventory, in each case in connection with the transactions contemplated hereby, upon receipt of written invoices or other appropriate documentation evidencing such fees and expenses.

                           13.4        Public Announcements.  At no time at or
before the Closing shall any of the Seller Parties, the Company or any Subsidiary thereof, on the one hand, or the Purchaser or Glenoit, on the other hand, issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby or by the Transaction Documents without the consent of the other, such consent not to be unreasonably withheld.

                           13.5        Further Assurances.  At any time or from
time to time after the Closing, each of the parties hereto shall execute and deliver to each other party hereto such

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
documents and instruments, provide such materials and information and take such other actions as such other party hereto may reasonably request more effectively to vest title to any shares of capital stock of any Person issued or sold in connection herewith or with any of the Transaction Documents and otherwise to cause the parties hereto to fulfill their obligations under this Agreement and the Transaction Documents.

                           13.6        Delaware Reincorporation.  The parties
hereto acknowledge and agree that following the Closing, if and to the extent that the Purchaser so elects, (a) the Company shall be reincorporated in the State of Delaware and (b) the Articles of Incorporation and By-Laws attached hereto as Exhibits F-1 and F-2, respectively, shall be adopted as the Articles of Incorporation and the By-Laws of the Company.

                           13.7        Waiver.  Any term or condition of this
Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

                           13.8        Amendment.  This Agreement may be
amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

                           13.9        Third Party Beneficiaries.  The terms and
provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns, and it is not the intention of the parties to confer third party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article X or XI.

                           13.10       No Assignment; Binding Effect.  Neither
this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of Law or otherwise) by any of the parties hereto without the prior written consent of each of the other parties hereto, and any attempt to do so will be void; provided, however, that the Purchaser may assign its rights and interests (but not its obligations) hereunder as collateral security for its obligation under its senior credit facilities, as in effect from time to time. Subject to the immediately preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

                           13.11       Headings; Construction.  The headings
used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The parties hereto agree that this Agreement is the product of negotiation between

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
sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                           13.12       Invalid Provisions.  Except as otherwise
provided in Section 6.7(e), if any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law by the final judgment of a court of competent jurisdiction or other Governmental or Regulatory Authority, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, then (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) such court or other Governmental or Regulatory Authority shall have the power to add, in lieu of such illegal, invalid or unenforceable provision, as a part of this Agreement a legal, valid and enforceable provision that comes closest to expressing the intention of such illegal, invalid or unenforceable provision.

                           13.13       Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                           13.14       Counterparts.  This Agreement may be
executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           13.15       Consent to Jurisdiction and Service of
Process. EACH OF THE SELLER PARTIES, THE COMPANY, THE PURCHASER AND GLENOIT CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT IT SHALL NOT BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF THE SELLER PARTIES, THE COMPANY, THE PURCHASER AND GLENOIT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

                           13.16       Time of Essence.  Each of the parties
hereto agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                           13.17       Limited Recourse.  Notwithstanding
anything in this Agreement or any Transaction Document to the contrary, except as expressly permitted herein or therein, (i) the obligations and Liabilities of the Purchaser shall be without recourse to any shareholder (other than any party hereto or such party's successors or assigns) of Glenoit or any of such shareholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of the Purchaser and (ii) the shareholders (other than any party hereto or such party's successors or assigns) of Glenoit and such shareholders' respective Affiliates, directors, employees, officers and agents have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied), under or in connection with this Agreement or any Transaction Document.

                           13.18       Glenoit Guarantee.  Glenoit hereby
guarantees the full, prompt and complete performance by the Purchaser of its obligations under this Agreement, including the payment of all sums and the issuance of any shares of Glenoit Common Stock that may become payable or issuable to any Seller pursuant to this Agreement.

                  [Remainder of page intentionally left blank]

                           IN WITNESS WHEREOF, this Agreement has been duly
executed and delivered by each party hereto as of the date first above written.


GLENOIT CORPORATION


                                   By: /s/  THOMAS J. O'GORMAN
                                      -------------------------------------
                                      Name: THOMAS J. O'GORMAN
                                     Title: President and CEO

AMERICAN PACIFIC ENTERPRISES, INC.


                                   By: /s/  STEVEN J. BLOCK
                                      -------------------------------------
                                      Name: STEVEN J. BLOCK
                                     Title:CO - CEO

                                       /s/  STEVEN J. BLOCK
                                      -------------------------------------
                                   STEVEN J. BLOCK

                                       /s/ GREGORY D. BLOCK
                                      -------------------------------------
                                   GREGORY D. BLOCK

                                       /s/ JEFFREY J. BLOCK
                                      -------------------------------------
                                   JEFFREY J. BLOCK

                                   THE JEFFREY AND KAREN BLOCK
                                   REVOCABLE TRUST

                                       /s/  JEFFREY J. BLOCK
                                      -------------------------------------
                                      Name: JEFFREY J. BLOCK
                                     Title: Trustee

                                       /s/  KAREN BLOCK
                                      -------------------------------------
                                      Name: KAREN BLOCK
                                     Title: Trustee

                                   THE BLOCK/LAUTENBACH REVOCABLE TRUST

                                       /s/  GREGORY D. BLOCK
                                      -------------------------------------
                                      Name: GREGORY D. BLOCK
                                     Title: Trustee

                                       /s/  MARY LAUTENBACH
                                      -------------------------------------
                                      Name: MARY LAUTENBACH
                                     Title: Trustee

The undersigned acknowledges and agrees that it is bound by and subject to the provisions of, and otherwise a party to, Articles III and XIII:


GLENOIT UNIVERSAL, LTD.


                                   By: /s/  THOMAS J. O'GORMAN
                                      -------------------------------------
                                      Name: THOMAS J. O'GORMAN
                                     Title: President and CEO